BEAR, STEARNS & CO. INC.
ATLANTA • BOSTON • CHICAGO	ASSET-BACKED SECURITIES GROUP
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000

Part I of II

New Issue Computational Materials

$[1,400,003,000] (Approximate)

Impac Secured Assets Corp.,
Pass-Through Certificates, Series 2007-2

Impac Funding Corporation
Seller and Master Servicer

Impac Secured Assets Corp.
Depositor

Ambac Assurance Corporation
Certificate Insurer

March 20, 2007 (Revised March 26, 2007)

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR, STEARNS & CO. INC.
ATLANTA • BOSTON • CHICAGO	ASSET-BACKED SECURITIES GROUP
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (File No. 333-131328) (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the definitive free writing prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative..

BEAR, STEARNS & CO. INC.
ATLANTA • BOSTON • CHICAGO	ASSET-BACKED SECURITIES GROUP
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

$[1,400,003,000] (Approximate)

Characteristics of the Certificates (1) (2) (3)

Class	Original Principal Balance	Coupon	Tranche Type	WAL to call (years)	Principal Window (mos.)	Last Scheduled Payment Date	Expected Ratings (S&P/Mdy’s)
1-A1-A	$338,964,000	(4)(5)	Super Senior Sequential	1.00	1 - 21	5/25/2037	AAA/Aaa
1-A1-B	$368,075,000	(4)(5)	Super Senior Sequential	3.00	21 - 59	5/25/2037	AAA/Aaa
1-A1-C	$182,587,000	(4)(5)	Super Senior Sequential	5.99	59 - 79	5/25/2037	AAA/Aaa
1-AM	222,406,000	(4)(5)(7)	Insured/ Support Senior	2.85	1 - 79	5/25/2037	AAA/Aaa
1-M-1	16,134,000	(4)(5)	Mezzanine	4.69	37 - 79	5/25/2037	AA+/Aa1
1-M-2	14,341,000	(4)(5)	Mezzanine	4.68	37 - 79	5/25/2037	AA/Aa2
1-M-3	7,768,000	(4)(5)	Mezzanine	4.68	37 - 79	5/25/2037	AA-/Aa3
1-M-4	7,171,000	(4)(5)	Mezzanine	4.68	37 - 79	5/25/2037	A+/A1
1-M-5	5,975,000	(4)(5)	Mezzanine	4.68	37 - 79	5/25/2037	A/A2
1-M-6	4,780,000	(4)(5)	Mezzanine	4.66	37 - 79	5/25/2037	A-/A3
1-M-7	4,183,000	(4)(5)	Mezzanine	4.56	37 - 75	5/25/2037	BBB+Baa1
1-M-8	4,183,000	(4)(5)	Mezzanine	4.44	37 - 69	5/25/2037	BBB/Baa2
1-B (6)	4,780,000	(4)(5)	Subordinate			5/25/2037

2-A	$223,436,000	(4)(5)(7)	Insured Senior	5.03	1-129	4/25/2037	AAA/Aaa
Total Offered Certificates	$1,400,003,000

Notes:
(1)
The (i) Class 1-A1-A, Class 1-A1-B, Class 1-A1-C, Class 1-AM and Class 2-A Certificates (collectively, the “Class A Certificates”) and (ii) Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7 and Class 1-M-8 Certificates (collectively, the “Class 1-M Certificates”) and (iii) and the Class 1-B Certificates (the “Class 1-B Certificates” and, together with the Class 1-M Certificates, the “Subordinate Certificates”). The Class A Certificates and the Subordinate Certificates (other than the Class 1-B Certificates) are collectively referred to herein as the “Offered Certificates.”

(2)	The Certificates are subject to a +/-5% variance.
(3)	Based on the collateral prepayment assumptions described under “Pricing Prepayment Speed” herein, and priced to call.
(4)	The Pass-Through Rate for each Class of Certificates will be equal to the least of (a) one-month LIBOR plus the margin for such Class, (b) 11.50% per annum and (c) the applicable Net WAC Rate.
(5)
The Offered Certificates will be priced to call. In the event that the related optional clean-up call does not occur on the earliest possible date, (i) the margin for each of the Class A Certificates will increase to 2x the original margins and (ii) the margin for each of the Subordinate Certificates will increase to 1.5x the original margins.

(6)	The Class 1-B Certificates are not offered hereby.
(7)	The Class 1-AM Certificates and the Class 2-A Certificates benefit from a certificate guaranty insurance policy issued by the Certificate Insurer. The certificate guaranty insurance policy will unconditionally and irrevocably guarantee certain payments on the Class 1-AM Certificates and Class 2-A Certificates.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Trust:	Mortgage Pass-Through Certificates, Series 2007-2.

Depositor:	Impac Secured Assets Corp.

Seller:	Impac Funding Corporation.

Master Servicer:	Impac Funding Corporation.

Sub-Servicers:	Countrywide Home Loans Servicing LP will act as the sub-servicer with respect to substantially all of the Group 1 Mortgage Loans.

Midland Loan Services, Inc. will sub-service the Group 2 Mortgage Loans.

Lead Manager:	Bear, Stearns & Co. Inc.

Group 1 Co-Managers:	Deutsche Bank Securities Inc. and
Countrywide Securities Corporation

Group 2 Co-Managers:	Deutsche Bank Securities Inc. and
Merrill Lynch & Co.

Trustee:	Deutsche Bank National Trust Company.

Class 1-AM and Class 2-A Certificate Insurer:	Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation.

Certificate Insurance Policy:	The certificate guaranty insurance policy issued by the Certificate Insurer for the benefit of the holders of the Class 1-AM and Class 2-A Certificates.

Swap Provider:	[________________]. The Swap Provider will be rated at least “A” by Standard and Poor’s and at least “A2” by Moody’s Investors Service.

Yield Maintenance Provider(s):	[________________]. The Yield Maintenance Provider(s) will be rated at least “A” by Standard and Poor’s and at least “A2” by Moody’s Investors Service.

Supplemental Interest Trust Trustee:	[Deutsche Bank National Trust Company].

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Offered Certificates:
The (i) Class 1-A1-A, Class 1-A1-B, Class 1-A1-C Certificates (collectively, the “Class 1-A1 Certificates”), Class 1-AM Certificates (the “Class 1-AM Certificates” and collectively with the 1-A1 Certificates, the “Class 1-A Certificates”), (ii) Class 2-A Certificates (the “Class 2-A Certificates” and together with the Class 1-A Certificates, the “Class A Certificates”), (iii) Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7 and Class 1-M-8 Certificates (collectively, the “Class 1-M Certificates”) and (iv) Class 1-B Certificates (the “Class 1-B Certificates”, together with the “Class 1-M Certificates”, the “Subordinate Certificates”). The Class A Certificates and the Subordinate Certificates (other than the Class 1-B Certificates) are collectively referred to herein as the “Offered Certificates.”

Non-Offered Certificates:
The “Non-Offered Certificates” consist of the Class 1-B, Class 1-C, Class 1-P, Class 2-C, Class 2-P and Class R Certificates. The Offered Certificates and the Non-Offered Certificates are collectively referred to herein as the “Certificates.”

Registration:	Book-Entry form, same day funds through DTC, Clearstream and Euroclear.

Tax Status:	It is anticipated that the Offered Certificates will represent ownership of REMIC regular interests for tax purposes.

ERISA Eligibility:
The Offered Certificates are expected to be eligible for purchase by employee benefit plans and similar plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, that qualify under an investor-based prohibited transaction class exemption, as described in the prospectus.

SMMEA Treatment:
The Offered Certificates (other than the Class 2-A Certificates) will not constitute “mortgage related securities” for the purposes of SMMEA. The Class 2-A Certificates are expected to constitute “mortgage related securities” for the purpose of SMMEA.

Sample Pool Calculation Date:	March 1, 2007.

Cut-off Date:
For each Mortgage Loan delivered to the Trust on the Closing Date, the later of March 1, 2007 or the origination date of such Mortgage Loan. The Trust will be entitled to all payments due after March 1, 2007.

Expected Pricing Date:	March [27], 2007.

Expected Closing Date:	March [29], 2007.

Distribution Date:	The 25th day of each month (or, if such day is not a business day, the next succeeding business day) commencing in April 2007.

Accrued Interest:	The Certificates will settle flat.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Interest Accrual Period:
The “Interest Accrual Period” for each Distribution Date with respect to the Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 day basis).

Group 1 Optional Call:
The terms of the transaction allow for a clean-up call (the “Group 1 Clean-up Call”), which may be exercised on the distribution date the aggregate stated principal balance of the Group 1 Mortgage Loans has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Group 1 Mortgage Loans as of the Cut-off Date.

Group 2 Optional Call:
The terms of the transaction allow for a clean-up call (the “Group 2 Clean-up Call”), which may be exercised on the distribution date the aggregate stated principal balance of the Group 2 Mortgage Loans has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Group 2 Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:	The Offered Certificates will be priced based on the following collateral prepayment assumptions:

Group 1 Prepayment Speed:

Fixed Rate Mortgage Loans
100% PPC, which assumes 23% HEP (i.e., prepayments start at 2.3% CPR in month 1, and increase by 2.3% CPR each month to 23% CPR in month 10, and remain constant at 23% CPR thereafter).

Adjustable Rate and 2 Year Fixed/28 Year Adjustable Rate Mortgage Loans
100% PPC, which assumes 2% CPR in month 1, an additional 1/11th of 28% CPR (rounded to the nearest hundredth) for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 24, increasing to and remaining constant at 65% CPR from month 25 until month 31, decreasing 1/4th of 30% CPR for each month thereafter, decreasing to 35% CPR in month 35 and remaining constant at 35% CPR from month 35 and thereafter.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

3 Year Fixed/27 Year Adjustable Rate Hybrid Mortgage Loans
100% PPC, which assumes 2% CPR in month 1, an additional 1/11th of 28% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 36, increasing to and remaining constant at 65% CPR from month 37 until month 43, decreasing 1/4th of 30% CPR for each month thereafter, decreasing to 35% CPR in month 47 and remaining constant at 35% CPR from month 47 and thereafter.

5, 7 & 10 Year Fixed/25, 23 & 20 Year Adjustable Rate Mortgage Loans
100% PPC, which assumes 2% CPR in month 1, an additional 1/11th of 28% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 60, increasing to and remaining constant at 65% CPR from month 61 until month 67, decreasing 1/4th of 30% CPR for each month thereafter, decreasing to 35% CPR in month 71 and remaining constant at 35% CPR from month 71 and thereafter.

Group 2 Prepayment Speed:

100% PPC, which assumes 0% CPR in the first month after the origination date of such mortgage loan, an additional 1/11th of 5% CPR for each month thereafter, building to 5% CPR in the first 12 month period, an additional 1/12th of 15% CPR for each month thereafter, building to 20% CPR in the next 12 month period and remaining at 20% CPR thereafter; provided, however, that with respect to approximately $46,841,776 of the Group 2 Mortgage Loans, the prepayment vector will assume 0% CPR for months one through sixty, and 30% CPR in month 61 and thereafter.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Mortgage Loans:
The Trust will consist of (a) fixed-rate and adjustable-rate mortgage loans secured by first and second liens on the related mortgaged properties with an aggregate principal balance as of the sample pool calculation date (the “Sample Pool Calculation Date Balance”) of approximately $[1,195,091,190] (the “Group 1 Mortgage Loans”), and (b) fixed-rate and adjustable-rate mortgage loans secured by first liens on multifamily and commercial properties with an aggregate principal balance as of the Sample Pool Calculation Date of approximately $[234,949,001] (the “Group 2 Mortgage Loans”; and together with the Group 1 Mortgage Loans, the “Mortgage Loans”). The Mortgage Loans have the characteristics as of the Sample Pool Calculation Date described in the collateral tables included in this free writing prospectus.

The collateral tables included in this free writing prospectus as Appendix A represent a sample pool of Mortgage Loans (the “Sample Pool”) having the characteristics described therein as of the Sample Pool Calculation Date, and do not include additional Mortgage Loans expected to be included in the Trust on the Closing Date. The final pool of Mortgage Loans to be included in the Trust will be different from the Sample Pool, although the characteristics of such final pool will not materially differ from the characteristics of the Sample Pool as indicated herein.

Pass-Through Rate:	The Pass-Through Rate for each class of Certificates will be equal to the least of (a) one-month LIBOR plus the margin for such class, (b) 11.50% per annum and (c) the applicable Net WAC Rate.

Group 1 LPMI Rate:
Approximately [2.86]% of the Group 1 Mortgage Loans, by Sample Pool Calculation Date Balance of the Group 1 Mortgage Loans, are covered by lender-paid mortgage insurance policies. The “Group 1 LPMI Rate” for any period will equal the per annum premium rate of each such insured Group 1 Mortgage Loan for that period expressed as a weighted average rate for the applicable Loan Group 1 Mortgage Loans. As of the Sample Pool Calculation Date, the weighted average Group 1 LPMI Rate is approximately [0.025]% per annum of the Group 1 Mortgage Loans.

Group 1 Net Mortgage Rate:
The “Group 1 Net Mortgage Rate” will be a per annum rate equal to the excess of the weighted average of the mortgage rates on the Group 1 Mortgage Loans minus the sum of (a) a weighted average sub-servicing fee rate (which is expected to be approximately [0.344]% per annum as of the Closing Date), (b) a master servicing fee rate of [0.030]% per annum , and (c) the Group 1 LPMI Rate.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Net Mortgage Rate:
The “Group 2 Net Mortgage Rate” will be a per annum rate equal to the excess of the weighted average of the mortgage rates on the Group 2 Mortgage Loans minus the sum of (a) a sub-servicing fee rate (which is expected to be approximately [0.250]% per annum as of the Closing Date) and (b) a master servicing fee rate of [0.030]% per annum

Group 1 Net WAC Rate:
With respect to the Class 1-A, Class 1-M and Class 1-B Certificates and any Distribution Date, a per annum rate equal to the excess, if any, of (A) a per annum rate equal to the Group 1 Net Mortgage Rate over (B) the sum of (1) a per annum rate equal to the Net Swap Payment with respect to the Group 1 Swap Agreement payable to the Swap Provider on such Distribution Date, divided by the outstanding stated principal balance of the Group 1 Mortgage Loans as of the first day of the calendar month preceding the month in which the Distribution Date occurs, multiplied by 12, and (2) a per annum rate equal to any Swap Termination Payment with respect to the Group 1 Swap Agreement not due to a Swap Provider Trigger Event payable to the Swap Provider on such Distribution Date, divided by the outstanding stated principal balance of the Group 1 Mortgage Loans as of the first day of the calendar month preceding the month in which the Distribution Date occurs, multiplied by 12, less (C) the policy premium rate related to the Class 1-AM Certificates and only with respect to the Class 1-AM Certificates. The Group 1 Net WAC Rate will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Group 2 Net WAC Rate:
With respect to the Class 2-A Certificates and any Distribution Date, a per annum rate equal to the excess, if any, of (A) a per annum rate equal to the Group 2 Net Mortgage Rate over (B) the sum of (1) a per annum rate equal to the Net Swap Payment with respect to the Group 2 Swap Agreement payable to the Swap Provider on such Distribution Date, divided by the outstanding Stated Principal Balance of the Group 2 Mortgage Loans as of the first day of the calendar month preceding the month in which the Distribution Date occurs, multiplied by 12, and (2) a per annum rate equal to any Swap Termination Payment with respect to the Group 2 Swap Agreement not due to a Swap Provider Trigger Event payable to the Swap Provider on such Distribution Date, divided by the outstanding Stated Principal Balance of the Group 2 Mortgage Loans as of the first day of the calendar month preceding the month in which the Distribution Date occurs, multiplied by 12, less (C) the policy premium rate related to the Class 2-A Certificates. The Group 2 Net WAC Rate will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Net WAC Rate Shortfall:
Any shortfalls in interest payments on any Class A, Class 1-M or Class 1-B Certificates resulting from the excess, if any, of (a) interest accrued on the related Certificates at one-month LIBOR plus the related margin (up to the maximum rate of 11.50% per annum) over (b) interest accrued on the related Certificates at the related Net WAC Rate (any such shortfalls, “Net WAC Rate Shortfalls”), on each Distribution Date, plus related unpaid Net WAC Rate Shortfalls from prior Distribution Dates to be paid in the current month or carried forward for payment on subsequent Distribution Dates, together with interest thereon at the applicable Pass-Through Rate for the current Distribution Date, as described under “Certificates Priority of Distribution” below.

Swap Agreements:

Group 1 Swap Agreement

The Group 1 Certificateholders will benefit from the Group 1 Swap Agreement with notional amounts and swap rates set forth on page 41 of this free writing prospectus. Under the Group 1 Swap Agreement, commencing with the Distribution Date in [April 2007] and ending with the Distribution Date in [December 2013], the Trust shall be obligated to pay the Swap Provider a fixed amount for such Distribution Date equal to the product of (x) a fixed per annum rate for such Distribution Date as set forth on page 41 of this free writing prospectus, (y) the notional amount for such Distribution Date as set forth on page 41 of this free writing prospectus, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the Effective Date (as defined in the Group 1 Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and (ii) the Swap Provider will be required to pay to the Trust a floating amount for such Distribution Date equal to product of (x) One-Month LIBOR as determined pursuant to the Group 1 Swap Agreement, (y) the notional amount for such Distribution Date as set forth on page 41 of this free writing prospectus, and (z) a fraction, the numerator of which is equal to the actual number of days in the related Calculation Period (as defined in the Group 1 Swap Agreement) and the denominator of which is 360.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Swap Agreement
The Group 2 Certificateholders will benefit from the Group 2 Swap Agreement with notional amounts and swap rates set forth on page 44 of this free writing prospectus. Under the Group 2 Swap Agreement, commencing with the Distribution Date in [April 2007] and ending with the Distribution Date in [November 2016], the Trust shall be obligated to pay the Swap Provider a fixed amount for such Distribution Date equal to the product of (x) a per annum rate for such Distribution Date as set forth on page 44 of this free writing prospectus, (y) the notional amount for such Distribution Date as set forth on page 44 of this free writing prospectus, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the Effective Date (as defined in the Group 2 Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and (ii) the Swap Provider will be required to pay to the Trust a floating amount for such Distribution Date equal to product of (x) One-Month LIBOR as determined pursuant to the Group 2 Swap Agreement, (y) the notional amount for such Distribution Date as set forth on page 44 of this free writing prospectus, and (z) a fraction, the numerator of which is equal to the actual number of days in the related Calculation Period (as defined in the Group 2 Swap Agreement) and the denominator of which is 360.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Under each Swap Agreement described above, only the related net amount of the two obligations will be paid by the appropriate party (the “Group 1 Net Swap Payment” and the “Group 2 Net Swap Payment” respectively) on each Distribution Date. Generally, any Net Swap Payment due to the Swap Provider on any Distribution Date will be paid prior to distributions to the related Certificateholders. Generally, the related Net Swap Payment will be deposited into the related swap account (the “Swap Account”) by the swap administrator pursuant to each related swap administration agreement, and amounts on deposit in the related Swap Account will be distributed in accordance with the terms set forth in the related swap administration agreement. Upon early termination of either Swap Agreement, the Trust or the Swap Provider may be obligated to make a termination payment (the ‘‘Group 1 Swap Termination Payment’’ and “Group 2 Swap Termination Payment”) to the other party, regardless of which party caused the termination. The related Swap Termination Payment will be computed in accordance with the procedures set forth in the related Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, such amount generally will be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full, prior to distributions to Certificateholders (other than related Swap Termination Payments attributable to a related Swap Provider Trigger Event). The entitlement to certain payments from the related Swap Accounts, as described above, and not the Swap Agreements themselves, will be assets of the Trust.

Yield Maintenance Agreements:	The Group 1 Certificateholders will benefit from two Yield Maintenance Agreements with notional amounts and cap rates as set forth on pages 42 and 43 of this free writing prospectus.

Group 1 Yield Maintenance Agreement I

The Group 1 Certificateholders will benefit from the Group 1 Yield Maintenance Agreement I with notional amounts and cap rates set forth on page 42 of this free writing prospectus. Under the Group 1 Yield Maintenance Agreement I, commencing with the Distribution Date in [April 2007], and ending with the Distribution Date in [February 2012], the Group 1 Yield Maintenance Agreement I Provider will be obligated to make a payment for each Distribution Date equal to the product of (x) the excess, if any, of (a) One-Month LIBOR as determined pursuant to the Group 1 Yield Maintenance Agreement I over (b) the related cap rate as set forth on page 42 of this free writing prospectus, (y) the notional amount for such Distribution Date as set forth on page 42 of this free writing prospectus, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Group 1 Yield Maintenance Agreement I, and the denominator of which is 360.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Yield Maintenance Agreement II

The Group 1 Certificateholders will benefit from the Group 1 Yield Maintenance Agreement II with notional amounts and cap rates set forth on page 43 of this free writing prospectus. Under the Group 1 Yield Maintenance Agreement II, on or before each Distribution Date commencing with the Distribution Date in [February 2012], and ending with the Distribution Date in [September 2013], the Group 1 Yield Maintenance Agreement II Provider will be obligated to make a payment for that Distribution Date equal to the product of (x) the excess, if any, of (a) the lesser of (i) One-Month LIBOR as determined pursuant to the Group 1 Yield Maintenance Agreement II and (ii) 11.500% over (b) a cap rate equal to 7.50%, (y) the notional amount for such Distribution Date as set forth on page 43 of this free writing prospectus, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Group 1 Yield Maintenance Agreement II, and the denominator of which is 360.

Group 2 Yield Maintenance Agreement

The Group 2 Certificateholders will benefit from the Group 2 Yield Maintenance Agreement with notional amounts and cap rates set forth on page 45 of this free writing prospectus. Under the Group 2 Yield Maintenance Agreement, commencing with the Distribution Date in [April 2007], and ending with the Distribution Date in [January 2014], the Group 2 Yield Maintenance Agreement Provider will be obligated to make a payment for that Distribution Date equal to the product of (x) the excess, if any, of One-Month LIBOR as determined pursuant to the Group 2 Yield Maintenance Agreement over the related cap rate as set forth on page 45 of this free writing prospectus, (y) the notional amount for such Distribution Date as set forth on page 45 of this free writing prospectus, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Group 2 Yield Maintenance Agreement, and the denominator of which is 360.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Credit Enhancement:
The Trust will include the following credit enhancement mechanisms, each of which is intended to provide credit support for some or all of the Class 1-A, Class 1-M and Class 1-B Certificates, as the case may be:

	1)	Subordination
	2)	Overcollateralization
	3)	Excess Cashflow
	4)	Swap Agreement
	5)	Yield Maintenance Agreements
	6)	Cross-collateralization
	7)	Certificate Guaranty Insurance Policy for the benefit of the Class 1-AM Certificates

Group 1 Certificates

Class	S&P / Moody’s	Subordination (at closing; as a % of Original Pool Balance) **	Subordination (after Stepdown Date; as a % of Current Pool Balance) **
1-A1-A*	AAA/Aaa	6.95%	13.90%
1-A1-B*	AAA/Aaa	6.95%	13.90%
1-A1-C*	AAA/Aaa	6.95%	13.90%
1-AM	AAA/Aaa	6.95%	13.90%
1-M-1	AA+/Aa1	5.60%	11.20%
1-M-2	AA/Aa2	4.40%	8.80%
1-M-3	AA-/Aa3	3.75%	7.50%
1-M-4	A+/A1	3.15%	6.30%
1-M-5	A/A2	2.65%	5.30%
1-M-6	A-/A3	2.25%	4.50%
1-M-7	BBB+Baa1	1.90%	3.80%
1-M-8	BBB/Baa2	1.55%	3.10%
1-B	BBB-/Baa3	1.15%	2.30%

* Excludes the subordination provided by Class 1-AM.
**Approximate

Group 2 Credit Enhancement:	The Trust will include the following credit enhancement mechanisms, each of which is intended to provide credit support for the Class 2-A Certificates, as the case may be:

	1)	Overcollateralization
	2)	Excess Cashflow
	3)	Swap Agreement
	4)	Yield Maintenance Agreements
	5)	Cross-collateralization
	6)	Certificate Guaranty Insurance Policy for the benefit of the Class 2-A Certificates.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Subordination:	Group 1 Certificates

The Class 1-M Certificates and Class 1-B Certificates will be subordinate to, and will provide credit support for, the Class 1-A Certificates. Among the Class 1-M Certificates and Class 1-B Certificates, subordination will rank in priority from highest to lowest in the following order: Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, with each subsequent class providing credit support for the prior class or classes, if any.

Group 1 Overcollateralization:
With respect to any Distribution Date, the outstanding principal balance of the Group 1 Mortgage Loans as of the last day of the related Due Period less the aggregate Certificate Principal Balance of the Class 1-A, Class 1-M and Class 1-B Certificates (after taking into account all distributions of principal on such Distribution Date).

Any Realized Losses on the Group 1 Mortgage Loans will be covered first by the related Excess Cashflow and then by the Group 1 Overcollateralization, if any. If the Group 1 Overcollateralization is thereafter reduced, the related Excess Cashflow will be directed to pay principal on the related Certificates, resulting in the limited acceleration of the related Certificates relative to the amortization of the Group 1 Mortgage Loans, until the Group 1 Overcollateralization reaches the Group 1 Overcollateralization Target. Upon this event, the acceleration feature will cease, unless the amount of Group 1 Overcollateralization is reduced below the Group 1 Overcollateralization Target by Realized Losses on the Group 1 Mortgage Loans.

Group 2 Overcollateralization:
With respect to any Distribution Date, the outstanding principal balance of the Group 2 Mortgage Loans as of the last day of the related Due Period less the Certificate Principal Balance of the Class 2-A Certificates (after taking into account all distributions of principal on such Distribution Date).

Any Realized Losses on the Group 2 Mortgage Loans will be covered first by the related Excess Cashflow and then by the Group 2 Overcollateralization, if any. If the Group 2 Overcollateralization is thereafter reduced, the related Excess Cashflow will be directed to pay principal on the related Certificates, resulting in the limited acceleration of the related Certificates relative to the amortization of the Group 2 Mortgage Loans, until the Group 2 Overcollateralization reaches the Group 2 Overcollateralization Target. Upon this event, the acceleration feature will cease, unless the amount of Group 2 Overcollateralization is reduced below the Group 2 Overcollateralization Target by Realized Losses on the Group 2 Mortgage Loans.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Overcollateralization Target:	Group 1 Mortgage Loans

For each Distribution Date prior to the Group 1 Stepdown Date, 1.15% of the aggregate principal balance of the Group 1 Mortgage Loans as of the Cut-off Date (the “Group 1 Overcollateralization Target”). The initial amount of Group 1 Overcollateralization will be approximately 1.15% as of the Cut-off Date.

On or after the Group 1 Stepdown Date, the Group 1 Overcollateralization Target will be equal to 2.30% of the aggregate principal balance of the Group 1 Mortgage Loans for the related Distribution Date, subject to a floor of 0.50% of the aggregate principal balance of the Group 1 Mortgage Loans as of the Cut-off Date; provided, however, that if a Group 1 Trigger Event (as described herein) is in effect on the related Distribution Date, the Group 1 Overcollateralization Target will be equal to the Group 1 Overcollateralization Target on the prior Distribution Date.

Group 2 Mortgage Loans

For each Distribution Date prior to the Group 2 Stepdown Date, 6.25% of the aggregate principal balance of the Group 2 Mortgage Loans as of the Cut-off Date (the “Group 2 Overcollateralization Target”). The initial amount of Group 2 Overcollateralization will be approximately 4.90%

On or after the Group 2 Stepdown Date, the Group 2 Overcollateralization Target will be equal to [12.50]% of the aggregate principal balance of the Group 2 Mortgage Loans for the related Distribution Date, subject to a floor equal to the greater of (x) 0.50% of the aggregate principal balance of the Group 2 Mortgage Loans as of the Cut-off Date and (y) two times (2x) the current unpaid principal balance of the Group 2 Mortgage Loan that has the largest outstanding principal balance as of the prior Distribution Date; provided, however, that if a Group 2 Trigger Event (as described herein) is in effect on the related Distribution Date, the Group 2 Overcollateralization Target will be equal to the Group 2 Overcollateralization Target on the prior Distribution Date.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Excess Cashflow:
“Group 1 Excess Cashflow” for any Distribution Date will be equal to the available funds for the Group 1 Mortgage Loans remaining after related interest and principal distributions on the Group 1 Certificates (not including the Class 1-C, Class 1-P and Class R Certificates) as described pursuant to clauses (1) to (3) under “Certificates Priority of Distributions - Group 1 Mortgage Loans.”

Group 2 Excess Cashflow:
“Group 2 Excess Cashflow” for any Distribution Date will be equal to the available funds for the Group 2 Mortgage Loans remaining after related interest and principal distributions on the Group 2 Certificates (not including the Class 2-C, Class 2-P and Class R Certificates) as described pursuant to clauses (1) to (3) under “Certificates Priority of Distributions - Group 2 Mortgage Loans.”

Certificate Guaranty Insurance Policy:
Ambac Assurance Corporation will guarantee the ultimate payment of principal and current interest shortfalls on the Class 1-AM Certificates and the Class 2-A Certificates only, except shortfalls and losses resulting from prepayment interest shortfalls, Relief Act shortfalls and Net WAC Rate Shortfalls. Ambac’s claims paying ability is rated “AAA” and “Aaa” by S&P and Moody’s, respectively.

Group 1 Trigger Event:
“Group 1 Trigger Event” will be in effect on any Distribution Date on or after the Group 1 Stepdown Date if either (or both) a Group 1 Delinquency Trigger or a Group 1 Cumulative Loss Trigger is in effect on such Distribution Date.

Group 2 Trigger Event:
“Group 2 Trigger Event” will be in effect on any Distribution Date on or after the Group 2 Stepdown Date if either (or both) a Group 2 Delinquency Trigger or a Group 2 Cumulative Loss Trigger is in effect on such Distribution Date.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Delinquency Trigger:
With respect to the related Certificates, a “Group 1 Delinquency Trigger” will occur if the three month rolling average 60+ day delinquency percentage (including bankruptcy, foreclosures, and REO) for the outstanding Group 1 Mortgage Loans equals or exceeds [43.00]% times the related Senior Enhancement Percentage. As used above, the “Senior Enhancement Percentage” with respect to any Distribution Date is the percentage equivalent of a fraction, (a) the numerator of which is equal to: the excess of (i) the aggregate principal balance of the Group 1 Mortgage Loans for such distribution date (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) over (ii) (1) before the Certificate Principal Balances of the Class 1-A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class 1-A Certificates (after taking into account distribution of the Group 1 Principal Distribution Amount for such distribution date), or (2) after such time, the Certificate Principal Balance of the most senior class of Group 1 Subordinate Certificates outstanding (after taking into account distribution of the Group 1 Principal Distribution Amount for such distribution date) and (b) the denominator of which is equal to the aggregate principal balance of the Group 1 Mortgage Loans for such distribution date (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced and unscheduled collections of principal received during the related prepayment period).

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Cumulative Loss Trigger:
With respect to the related Certificates, a “Group 1 Cumulative Loss Trigger” will occur if the aggregate amount of Realized Losses on the Group 1 Mortgage Loans exceeds the applicable percentage of the aggregate principal balance of the Group 1 Mortgage Loans as of the Cut-off Date, as set forth below:

Period (month)	Percentage
25 - 36	[0.25]% with respect to April 2009, plus an additional 1/12th of [0.40]% for each month thereafter
37 - 48	[0.65]% with respect to April 2010, plus an additional 1/12th of [0.45]% for each month thereafter
49 - 60	[1.10]% with respect to April 2011, plus an additional 1/12th of [0.45]% for each month thereafter
61 - 72	[1.55]% with respect to April 2012, plus an additional 1/12th of [0.30]% for each month thereafter
73+	[1.85]%

Group 2 Delinquency Trigger:
With respect to the related Certificates, a “Group 2 Delinquency Trigger” will occur if the three month rolling average 60+ day delinquency percentage (including bankruptcy, foreclosure, and REO) for the outstanding Group 2 Mortgage Loans equals or exceeds [10.00]% of the aggregate Stated Principal Balance of the Group 2 Mortgage Loans for any payment date prior to April 2018 and [12.00]% for any payment date on or after April 2018.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Cumulative Loss Trigger:
With respect to the related Certificates, a “Group 2 Cumulative Loss Trigger” will occur if the aggregate amount of Realized Losses on the Group 2 Mortgage Loans exceeds the applicable percentage of the aggregate principal balance of the Group 2 Mortgage Loans as of the Cut-off Date, as set forth below:

Period (month)	Percentage
85- 96	[4.75]% with respect to April 2014, plus an additional 1/12th of [1.25]% for each month thereafter
97 - 108	[6.00]% with respect to April 2015, plus an additional 1/12th of [0.35]% for each month thereafter
109 - 120	[6.35]% with respect to April 2016, plus an additional 1/12th of [0.15]% for each month thereafter
121+	[6.50]%

Cross-Collateralization:
On each Distribution Date, Crossable Excess from each Loan Group may be available to cover Crossable Losses on Mortgage Loans in the non-related Loan Group as follows: if on such Distribution Date one Loan Group has Crossable Excess and one Loan Group has Crossable Losses, distributions shall be made from the one Loan Group with Crossable Excess to the Loan Group with Crossable Losses, up to the amount of such Crossable Losses.

Cross-Collateralized Loss Payments:
For any Distribution Date and each Loan Group, the amount, if any, of Crossable Excess from such Loan Group available to cover Crossable Losses in the other Loan Group as provided in “Cross-Collateralization” above.

Crossable Excess:
With respect to each Loan Group and any Distribution Date, an amount equal to the related Excess Cashflow remaining after clause (6) of “Certificates Priority of Distributions - Group 1 Mortgage Loans” and clause (4) of “Certificates Priority of Distributions - Group 2 Mortgage Loans,” respectively, below.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Crossable Losses:
With respect to each Loan Group and any Distribution Date, an amount equal to the sum of (i) any Realized Losses on the related Mortgage Loans during the related Due Period, to the extent unreimbursed by any related Excess Cashflow on that Distribution Date and (ii) any previously unreimbursed Realized Losses on the related Mortgage Loans, to the extent that such Realized Losses have not been reimbursed by related and non-related Excess Cashflow on prior Distribution Dates.

Allocated Realized Loss Amounts:
With respect to any class of Certificates and any Distribution Date, an amount equal to the sum of any Realized Loss allocated to that class of Certificates on that Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from any previous Distribution Date. Allocated Realized Loss Amounts allocated to the Class 1-AM and Class 2-A Certificates will be covered by the Certificate Insurance Policy.

Group 1 Stepdown Date:
The earlier to occur of (x) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class 1-A Certificates is reduced to zero and (y) the later to occur of: (i) the Distribution Date in April 2010 or (ii) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class 1-A Certificates is less than or equal to 86.10% of the aggregate principal balance of the Group 1 Mortgage Loans for such Distribution Date.

Group 2 Stepdown Date:
The later to occur of (x) the Distribution Date in April 2014 or (y) the first Distribution Date on which the Certificate Principal Balance of the Class 2-A Certificates is less than or equal to 87.50% of the aggregate principal balance of the Group 2 Mortgage Loans for such Distribution Date.

Certificate Principal Balance:
With respect to any Certificate as of any date of determination, the initial Certificate Principal Balance thereof, increased by any subsequent recoveries allocated thereto, and reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof in connection with allocations of Realized Losses.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Allocation of Losses:
Any Realized Losses on the Group 1 Mortgage Loans not covered by any Group 1 Excess Cashflow, Group 1 Overcollateralization, Group 1 Net Swap Payments from the related Swap Provider, Group 1 Yield Maintenance Payments or Crossable Excess, will be allocated to each class of Class 1-M Certificates and Class 1-B Certificates, in the following order: to the Class 1-B, Class 1-M-8, Class 1-M-7, Class 1-M-6, Class 1-M-5, Class 1-M-4, Class 1-M-3, Class 1-M-2 and Class 1-M-1 Certificates, in each case until the respective Certificate Principal Balance of such class has been reduced to zero. In addition, if the aggregate Certificate Principal Balance of the Class 1-M Certificates and Class 1-B Certificates is reduced to zero as a result of the allocation of Realized Losses on the Group 1 Mortgage Loans, any additional Realized Losses on the Group 1 Mortgage Loans will be allocable first, to the Class 1-AM Certificates until the certificate principal balance is reduced to zero, provided however, any Realized Losses applied to the Class 1-AM Certificates will be covered by the Certificate Guaranty Insurance Policy; and second, to the Class 1-A1-A, Class 1-A1-B and Class 1-A1-C Certificates on a pro rata basis, based on their respective Certificate Principal Balances, until in each case the Certificate Principal Balance thereof is reduced to zero.

.

Any Realized Losses on the Class 1-AM Certificates not covered by any Group 1 Excess Cashflow, Group 1 Overcollateralization, Group 1 Net Swap Payments from the related Swap Provider, Group 1 Yield Maintenance Payments or Crossable Excess will be covered by the Certificate Guaranty Insurance Policy.

Any Realized Losses on the Group 2 Mortgage Loans not covered by any Group 2 Excess Cashflow, Group 2 Overcollateralization, Group 2 Net Swap Payments from the related Swap Provider, Group 2 Yield Maintenance Payments, or Crossable Excess will be covered by the Certificate Guaranty Insurance Policy.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Certificates Priority of Distributions:
Group 1 Mortgage Loans

Available funds from the Group 1 Mortgage Loans (which are net of any servicing fees, master servicing fees, private mortgage insurance premium fees and the Certificate Guaranty Insurance Policy premium related to the Class 1-AM Certificates) will be distributed in the following order of priority:

1)
From available funds to the Group 1 Swap Account, any Group 1 Net Swap Payment and Group 1 Swap Termination Payment for such Distribution Date (other than any Group 1 Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider;

2)	From interest funds, current and unpaid interest, to the Class 1-A Certificates, pro rata based on their entitlement,
3)
From remaining interest funds, to the Certificate Insurer, with respect to the Class 1-AM Certificates, any amounts reimbursable to the Certificate Insurer for the interest portion of any related Insured Payments made pursuant to the Insurance Agreement and any related unpaid Policy Premium;

4)	From interest funds, to pay current interest sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates;
5)
From principal funds, (i) first to the Class 1-A Certificates, as more fully described under “Class 1-A Certificates Principal Distributions” below, and (ii) second, sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, each as described more fully under “Principal Paydown” below;

6)
From Group 1 Excess Cashflow, to the Certificate Insurer, with respect to the Class 1-AM Certificates, any amounts reimbursable to the Certificate Insurer for any related Insured Payments made pursuant to the Insurance Agreement and any related unpaid Policy Premium;

7)	From Group 1 Excess Cashflow, as principal to the Class 1-A, Class 1-M and Class 1-B Certificates to restore or maintain Overcollateralization, as described under “Overcollateralization Target;”
8)
From any remaining Group 1 Excess Cashflow, to pay any Allocated Realized Loss Amounts to the Class 1-A Certificates, sequentially to the Class 1-A1 Certificates (on a pro rata basis among the Class 1-A1-A, Class 1-A1-B and Class 1-A1-C Certificates, based on entitlement) and to pay any Allocated Realized loss amounts to Class 1-AM, based on the unpaid Realized Loss amount for such class of Certificates;

9)
From any remaining Group 1 Excess Cashflow, sequentially to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, in each case first to pay any unpaid interest for such class and then to pay any Allocated Realized Loss Amounts for such class;

10)
to the Certificate Insurer, with respect to the Class 2-A Certificates, any amounts reimbursable to the Certificate Insurer for related Insured Payments made pursuant to the Insurance Agreement and any related unpaid Policy Premium, in each case, to the extent not covered by the Net Monthly Excess Cashflow relating to Loan Group 2 on that distribution date;

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

11)	From any remaining Group 1 Excess Cashflow to the Class 2-A Certificates any Cross-Collateralized Loss Payments;
12)
From any remaining Group 1 Excess Cashflow, to the related Net WAC Rate shortfall reserve fund to pay the Group 1 Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof, to the extent needed to pay any remaining related Net WAC Rate Shortfalls for each such class; provided that any Group 1 Excess Cashflow remaining after such allocation to pay Net WAC Rate Shortfalls based on the Certificate Principal Balances of these Certificates will be distributed to each such Class of Certificates with respect to which there remains any unpaid Net WAC Rate Shortfalls (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net WAC Rate Shortfalls;

13)
To the holders of the Class 2-A Certificates, in respect of the Allocated Realized Loss Amounts for such class to the extent not covered by the Net Monthly Excess Cashflow relating to Loan Group 2 on that distribution date;

14)	To the Group 1 Swap Account, any Group 1 Swap Termination Payment owed to the Swap Provider specifically due to a Group 1 Swap Provider Trigger Event pursuant to the Group 1 Swap Agreement;
15)	To the Certificate Insurer, any remaining amounts related to the Group 1 Loans and owed to the Certificate Insurer under the Insurance Agreement;
16)
To the Certificate Insurer, any remaining amounts related to the Group 2 Loans and owed to the Certificate Insurer under the Insurance Agreement, to the extent not covered by Net Monthly Excess Cashflow from the Group 2 Loans; and

17)	To the Class 1-C and Class R Certificates, any remaining amounts as described in the pooling and servicing agreement.

Group 2 Mortgage Loans

Available funds from the Group 2 Mortgage Loans (which are net of any servicing fees, master servicing fees, private mortgage insurance premium fees and the related Certificate Guaranty Insurance Policy premium) will be distributed in the following order of priority:

1)
From available funds to the Group 2 Swap Account, any Group 2 Net Swap Payment and Group 2 Swap Termination Payment for such Distribution Date (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider;

2)	From interest funds current and unpaid interest to the Class 2-A Certificates;
3)	From principal funds to the Class 2-A Certificates, as more fully described under “Class 2-A Certificates Principal Distributions” below;
4)	From Group 2 Excess Cashflow, to the Certificate Insurer, any unpaid premium amounts and unreimbursed Insured Payments related to the Class 2-A Certificates;
5)	From Group 2 Excess Cashflow, as principal to the Class 2-A Certificates to restore or maintain Overcollateralization, as described under “Overcollateralization Target”;

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

6)	To the holders of the Class 2-A Certificates, an amount equal to any Allocated Realized Loss Amount;
7)
to the Certificate Insurer, with respect to the Class 1-AM Certificates, any amounts reimbursable to the Certificate Insurer for related Insured Payments made pursuant to the Insurance Agreement and any related unpaid Policy Premium, in each case, to the extent not covered by the Net Monthly Excess Cashflow relating to Loan Group 1 on that distribution date;

8)
From any remaining Group 2 Excess Cashflow (i) first to the Class 1-A Certificates, sequentially to the Class 1-A1 Certificates (on a pro rata basis among the Class 1-A1-A, Class 1-A1-B and Class 1-A1-C Certificates) and Class 1-AM and (ii) second, sequentially to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, any Cross-Collateralized Loss Payments;

9)	From any remaining Group 2 Excess Cashflow to the related Net WAC Rate shortfall reserve fund to pay the Class 2-A Certificates any remaining related Net WAC Rate Shortfalls;
10)
From any remaining Group 2 Excess Cashflow to the Group 1 Certificates, (i) first, sequentially to the Class 1-A1 Certificates (on a pro rata basis among the Class 1-A1-A, Class 1-A1-B and Class 1-A1-C Certificates) and the Class 1-AM, in respect of Allocated Realized Loss Amount for such class of Certificates and (ii) second, sequentially to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in respect of Allocated Realized Loss Amounts for each such Class, to the extent not covered by the Net Monthly Excess Cashflow relating to Loan Group 2 on that distribution date;

11)	To the Group 2 Swap Account, any Group 2 Swap Termination Payment owed to the Swap Provider specifically due to a Swap Provider Trigger Event pursuant to the Group 2 Swap Agreement;
12)	To the Certificate Insurer, any remaining amounts related to the Group 2 Loans and owed to the Certificate Insurer under the insurance agreement;
13)
To the Certificate Insurer, any remaining amounts related to the Group 1 Loans and owed to the Certificate Insurer under the Insurance Agreement, to the extent not covered by Net Monthly Excess Cashflow from the Group 1 Loans; and

14)	To the Class 2-C and Class-R Certificates, any remaining amounts as described in the pooling and servicing agreement.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Principal Paydown:

Group 1 Certificates

Prior to the Group 1 Stepdown Date or if a Group 1 Trigger Event is in effect on any Distribution Date, 100% of the available principal funds from the Group 1 Mortgage Loans will be paid to the Class 1-A Certificates, as more fully described below under “Class 1-A Certificates Principal Distributions” below; however, if the Class 1-A Certificates have been retired, such amounts will be applied sequentially to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero.

On any Distribution Date on or after the Group 1 Stepdown Date, and if a Group 1 Trigger Event is not in effect on such Distribution Date, the Group 1 Certificates will be entitled to receive payments of principal in the following order of priority in each case until the Certificate Principal Balance thereof is reduced to zero:

(i)
First to the Class 1-A Certificates, as more fully described below under “Class 1-A Certificates Principal Distribution”, such that the unpaid principal of the Class 1-A Certificates in the aggregate will have 13.90% subordination,

(ii)	second, to the Class 1-M-1 Certificates such that the Class 1-M-1 Certificates will have approximately 11.20% subordination,
(iii)	third, to the Class 1-M-2 Certificates such that the Class 1-M-2 Certificates will have approximately 8.80% subordination,
(iv)	fourth, to the Class 1-M-3 Certificates such that the Class 1-M-3 Certificates will have approximately 7.50% subordination,
(v)	fifth, to the Class 1-M-4 Certificates such that the Class 1-M-4 Certificates will have approximately 6.30% subordination,
(vi)	sixth, to the Class 1-M-5 Certificates such that the Class 1-M-5 Certificates will have approximately 5.30% subordination,
(vii)	seventh, to the Class 1-M-6 Certificates such that the Class 1-M-6 Certificates will have approximately 4.50% subordination,
(viii)	eighth, to the Class 1-M-7 Certificates such that the Class 1-M-7 Certificates will have approximately 3.80% subordination,
(ix)	ninth, to the Class 1-M-8 Certificates such that the Class 1-M-8 Certificates will have approximately 3.10% subordination,
(x)	tenth, to the Class 1-B Certificates such that the Class 1-B Certificates will have approximately 2.30% subordination.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Class 1-A Certificates Principal Distributions:

Principal will be distributed to the Class 1-A Certificates concurrently and pro rata between the Class 1-A1 Certificates and Class 1-AM Certificates based on (x) the aggregate Certificate Principal Balance of the Class 1-A1-A, Class 1-A1-B and Class 1-A1-C Certificates and (y) the Certificate Principal Balance of the Class 1-AM Certificates, which will further be allocated in the following manner:

(x) sequentially, to the Class 1-A1-A, Class 1-A1-B and Class 1-A1-C Certificates, in that order, in each case until the Class 1-A1-A, Class 1-A1-B and Class 1-A1-C Certificate Principal Balance thereof is reduced to zero; and

(y) to the Class 1-AM Certificates until the Class 1-AM Certificate Principal Balance thereof is reduced to zero.

On or after the Stepdown Date and assuming no Group 1 Trigger Event is in effect, principal paid to the Class 1-A Certificates will have approximately 13.90% of the current balance of the related Mortgage Loans as credit enhancement (which is approximately 2x the initial senior enhancement percentage).

Group 2 Certificates

Prior to the Group 2 Stepdown Date or if a Group 2 Trigger Event is in effect on any Distribution Date, 100% of the available principal funds from the Group 2 Mortgage Loans will be paid to the Class 2-A Certificates until the Certificate Principal Balance is reduced to zero.

Class 2-A Certificates Principal Distributions:

On or after the Stepdown Date and assuming no Group 2 Trigger Event is in effect, principal paid to the Class 2-A Certificates will have approximately [12.50]% of the current balance of the related Mortgage Loans as credit enhancement (which is approximately 2x the initial senior enhancement).

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group I Derivative Account:
On or before each Distribution Date, as applicable, Net Swap Payments payable by the Swap Provider to the Derivative Administrator under the Group 1 Swap Agreement and payments payable by each Group 1 Yield Maintenance Agreement Provider to the Derivative Administrator under Group 1 Yield Maintenance Agreement I (other than termination payments) and Group 1 Yield Maintenance Agreement II (other than termination payments) will be deposited by the Derivative Administrator into the Group 1 Derivative Account. On each Distribution Date, to the extent required, the Derivative Administrator will withdraw the following amounts from the Group 1 Derivative Account and remit to the Trustee for distribution to the related certificates (after distribution to the certificates of the related and unrelated Excess Cashflow) in the following order of priority:

(1)
concurrently to the Class 1-A Certificates, pro rata, based on entitlement, in an amount equal to any unpaid interest shortfall amount for such class or classes to the extent not covered by the related interest remittance amount and the related net monthly Excess Cashflow on that Distribution Date and solely to the extent the unpaid interest shortfall amount is as a result of the interest portion of Realized Losses on the Group 1 Mortgage Loans;

(2)
sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, in an amount equal to any unpaid interest shortfall amount for such class or classes to the extent not covered by the related interest remittance amount and the related net monthly Excess Cashflow on that Distribution Date and solely to the extent the unpaid interest shortfall amount is as a result of the interest portion of Realized Losses on the Group 1 Mortgage Loans;

(3)
to the Class 1-A, Class 1-M and Class 1-B Certificates, an amount equal to any related extra principal distribution amount, to the extent not covered by any related or unrelated net monthly Excess Cashflow on that Distribution Date and solely to the extent the payment of the extra principal distribution amount is as a result of current or prior period related Realized Losses, to be included in the related Principal Distribution Amount for that Distribution Date and payable to such holders as part of the related Principal Distribution Amount ;

(4)
to the related Net WAC reserve fund, to pay Net WAC Rate Shortfalls on the Class 1-A, Class 1-M and Class 1-B Certificates, on a pro rata basis, based on the aggregate amount of Net WAC Rate Shortfalls for such class(es) of Class 1-A, Class 1-M, and Class 1-B Certificates remaining unpaid, to the extent not covered by the related Net Monthly Excess Cashflow on that Distribution Date;

(5)
to the Class 1-A1 Certificates (pro rata among the class 1-A1-A, Class 1-A1-B and Class 1-A1-C) and Class 1-AM Certificates, sequentially, in an amount equal to any Allocated Realized Loss Amount for such class or classes, to the extent not covered by any related or unrelated net monthly Excess Cashflow on that Distribution Date;

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

(6)
sequentially to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in an amount equal to any Allocated Realized Loss Amount for such class or classes, to the extent not covered by any related or unrelated net monthly Excess Cashflow on that Distribution Date; and

	(7)	to pay to the parties named in the Pooling and Servicing Agreement any remaining amounts.
Group 2 Derivative Account:
On or before each Distribution Date, as applicable, Net Swap Payments payable by the Swap Provider to the Derivative Administrator under the Group 2 Swap Agreement and payments payable by the Group 2 Yield Maintenance Agreement Provider to the Derivative Administrator under Group 2 Yield Maintenance Agreement (other than termination payments) will be deposited by the Derivative Administrator into the Group 2 Derivative Account. On each Distribution Date, to the extent required, the Derivative Administrator will withdraw the following amounts from the Group 2 Derivative Account and remit to the Trustee for distribution to the related certificates (after distribution to the certificates of the related and unrelated Excess Cashflow) in the following order of priority:

(1)
to the Class 2-A Certificates an amount equal to any unpaid interest shortfall amount for such class or classes to the extent not covered by the related interest remittance amount and related net monthly Excess Cashflow on that Distribution Date and solely to the extent the unpaid interest shortfall amount is as a result of the interest portion of Realized Losses;

(2)
to the Class 2-A Certificates an amount equal to any extra principal distribution amount, to the extent not covered by any related and unrelated net monthly Excess Cashflow on that Distribution Date and solely to the extent the payment of the extra principal distribution amount is as a result of current or prior period related Realized Losses, to be included in the related Principal Distribution Amount for that Distribution Date and payable to such holders as part of the related Principal Distribution Amount;

(3)
to the related Net WAC reserve fund, to pay related Net WAC Rate Shortfalls on the Class 2-A Certificates, based on the aggregate amount of Net WAC Rate Shortfalls for such Class 2-A Certificates remaining unpaid, to the extent not covered by the Group 2 Excess Cashflow on that Distribution Date; and

	(4)	to pay to the parties named in the Pooling and Servicing Agreement any remaining amounts.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Sensitivity Analysis - To 10% Optional Call

Class 1-A1-A (to 10% call)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	13.54	1.71	1.24	1.00	0.85	0.76
Modified Duration (years)	9.05	1.57	1.16	0.94	0.81	0.72
First Principal Payment	4/25/2007	4/25/2007	4/25/2007	4/25/2007	4/25/2007	4/25/2007
Last Principal Payment	9/25/2026	6/25/2010	6/25/2009	12/25/2008	8/25/2008	6/25/2008
Principal Lockout (months)	0	0	0	0	0	0
Principal Window (months)	234	39	27	21	17	15
Illustrative Yield (30/360) at Par	5.58	5.59	5.59	5.59	5.60	5.60

Class 1-A1-B (to 10% call)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	23.74	5.54	3.90	3.00	2.37	1.95
Modified Duration (years)	12.71	4.59	3.38	2.67	2.15	1.79
First Principal Payment	9/25/2026	6/25/2010	6/25/2009	12/25/2008	8/25/2008	6/25/2008
Last Principal Payment	8/25/2034	3/25/2016	3/25/2013	2/25/2012	2/25/2011	2/25/2010
Principal Lockout (months)	233	38	26	20	16	14
Principal Window (months)	96	70	46	39	31	21
Illustrative Yield (30/360) at Par	5.72	5.72	5.72	5.73	5.73	5.73

Class 1-A1-C (to 10% call)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	28.58	12.01	8.05	5.99	4.93	4.16
Modified Duration (years)	13.63	8.40	6.25	4.92	4.17	3.59
First Principal Payment	8/25/2034	3/25/2016	3/25/2013	2/25/2012	2/25/2011	2/25/2010
Last Principal Payment	3/25/2036	7/25/2020	3/25/2016	10/25/2013	7/25/2012	11/25/2011
Principal Lockout (months)	328	107	71	58	46	34
Principal Window (months)	20	53	37	21	18	22
Illustrative Yield (30/360) at Par	5.85	5.86	5.86	5.86	5.86	5.86

Class 1-AM (to 10% call)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	20.85	5.41	3.74	2.85	2.32	1.95
Modified Duration (years)	11.54	4.24	3.13	2.48	2.06	1.75
First Principal Payment	4/25/2007	4/25/2007	4/25/2007	4/25/2007	4/25/2007	4/25/2007
Last Principal Payment	3/25/2036	7/25/2020	3/25/2016	10/25/2013	7/25/2012	11/25/2011
Principal Lockout (months)	0	0	0	0	0	0
Principal Window (months)	348	160	108	79	64	56
Illustrative Yield (30/360) at Par	5.69	5.69	5.69	5.70	5.70	5.70

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Sensitivity Analysis - To 10% Optional Call

Class 1-M-1 (to call)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.73	8.93	6.13	4.69	4.02	3.7
Modified Duration (years)	13.14	6.62	4.94	3.95	3.47	3.23
First Principal Payment	1/25/2030	1/25/2012	7/25/2010	4/25/2010	5/25/2010	6/25/2010
Last Principal Payment	3/25/2036	7/25/2020	3/25/2016	10/25/2013	7/25/2012	11/25/2011
Principal Lockout (months)	273	57	39	36	37	38
Principal Window (months)	75	103	69	43	27	18
Illustrative Yield (30/360) at Par	5.93	5.93	5.93	5.93	5.93	5.93

Class 1-M-2 (to call)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.73	8.93	6.13	4.68	4.00	3.66
Modified Duration (years)	13.08	6.60	4.93	3.95	3.45	3.20
First Principal Payment	1/25/2030	1/25/2012	7/25/2010	4/25/2010	5/25/2010	6/25/2010
Last Principal Payment	3/25/2036	7/25/2020	3/25/2016	10/25/2013	7/25/2012	11/25/2011
Principal Lockout (months)	273	57	39	36	37	38
Principal Window (months)	75	103	69	43	27	18
Illustrative Yield (30/360) at Par	5.98	5.98	5.98	5.98	5.98	5.98

Class 1-M-3 (to call)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.73	8.93	6.13	4.68	4.00	3.63
Modified Duration (years)	12.74	6.52	4.89	3.92	3.43	3.15
First Principal Payment	1/25/2030	1/25/2012	7/25/2010	4/25/2010	5/25/2010	5/25/2010
Last Principal Payment	3/25/2036	7/25/2020	3/25/2016	10/25/2013	7/25/2012	11/25/2011
Principal Lockout (months)	273	57	39	36	37	37
Principal Window (months)	75	103	69	43	27	19
Illustrative Yield (30/360) at Par	6.24	6.24	6.24	6.24	6.24	6.24

Class 1-M-4 (to call)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.73	8.93	6.13	4.68	3.99	3.61
Modified Duration (years)	12.41	6.44	4.84	3.89	3.40	3.12
First Principal Payment	1/25/2030	1/25/2012	7/25/2010	4/25/2010	4/25/2010	5/25/2010
Last Principal Payment	3/25/2036	7/25/2020	3/25/2016	10/25/2013	7/25/2012	11/25/2011
Principal Lockout (months)	273	57	39	36	36	37
Principal Window (months)	75	103	69	43	28	19
Illustrative Yield (30/360) at Par	6.50	6.50	6.50	6.50	6.50	6.50

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Sensitivity Analysis - To 10% Optional Call

Class 1-M-5 (to call)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.73	8.93	6.13	4.68	3.97	3.61
Modified Duration (years)	12.28	6.41	4.83	3.88	3.37	3.12
First Principal Payment	1/25/2030	1/25/2012	7/25/2010	4/25/2010	4/25/2010	5/25/2010
Last Principal Payment	3/25/2036	7/25/2020	3/25/2016	10/25/2013	7/25/2012	11/25/2011
Principal Lockout (months)	273	57	39	36	36	37
Principal Window (months)	75	103	69	43	28	19
Illustrative Yield (30/360) at Par	6.60	6.61	6.61	6.61	6.61	6.61

Class 1-M-6 (to call)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.73	8.90	6.11	4.66	3.95	3.60
Modified Duration (years)	12.28	6.40	4.81	3.87	3.36	3.10
First Principal Payment	1/25/2030	1/25/2012	7/25/2010	4/25/2010	4/25/2010	4/25/2010
Last Principal Payment	3/25/2036	7/25/2020	3/25/2016	10/25/2013	7/25/2012	11/25/2011
Principal Lockout (months)	273	57	39	36	36	36
Principal Window (months)	75	103	69	43	28	20
Illustrative Yield (30/360) at Par	6.60	6.61	6.61	6.61	6.61	6.61

Class 1-M-7 (to call)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.68	8.72	5.97	4.56	3.92	3.49
Modified Duration (years)	12.28	6.32	4.74	3.80	3.34	3.02
First Principal Payment	1/25/2030	1/25/2012	7/25/2010	4/25/2010	4/25/2010	4/25/2010
Last Principal Payment	2/25/2036	1/25/2020	11/25/2015	6/25/2013	5/25/2012	9/25/2011
Principal Lockout (months)	273	57	39	36	36	36
Principal Window (months)	74	97	65	39	26	18
Illustrative Yield (30/360) at Par	6.60	6.61	6.61	6.61	6.61	6.61

Class 1-M-8 (to call)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.60	8.45	5.78	4.44	3.85	3.39
Modified Duration (years)	12.26	6.20	4.63	3.72	3.29	2.95
First Principal Payment	1/25/2030	1/25/2012	7/25/2010	4/25/2010	4/25/2010	4/25/2010
Last Principal Payment	11/25/2035	2/25/2019	3/25/2015	12/25/2012	3/25/2012	5/25/2011
Principal Lockout (months)	273	57	39	36	36	36
Principal Window (months)	71	86	57	33	24	14
Illustrative Yield (30/360) at Par	6.60	6.61	6.61	6.61	6.61	6.61

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Sensitivity Analysis - To Maturity

Class 1-A1-A (to maturity)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	13.54	1.71	1.24	1.00	0.85	0.76
Modified Duration (years)	9.05	1.57	1.16	0.94	0.81	0.72
First Principal Payment	4/25/2007	4/25/2007	4/25/2007	4/25/2007	4/25/2007	4/25/2007
Last Principal Payment	9/25/2026	6/25/2010	6/25/2009	12/25/2008	8/25/2008	6/25/2008
Principal Lockout (months)	0	0	0	0	0	0
Principal Window (months)	234	39	27	21	17	15
Illustrative Yield (30/360) at Par	5.58	5.59	5.59	5.59	5.60	5.60

Class 1-A1-B (to maturity)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	23.74	5.54	3.90	3.00	2.37	1.95
Modified Duration (years)	12.71	4.59	3.38	2.67	2.15	1.79
First Principal Payment	9/25/2026	6/25/2010	6/25/2009	12/25/2008	8/25/2008	6/25/2008
Last Principal Payment	8/25/2034	3/25/2016	3/25/2013	2/25/2012	2/25/2011	2/25/2010
Principal Lockout (months)	233	38	26	20	16	14
Principal Window (months)	96	70	46	39	31	21
Illustrative Yield (30/360) at Par	5.72	5.72	5.72	5.73	5.73	5.73

Class 1-A1-C (to maturity)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	28.83	13.92	9.58	7.17	5.73	4.69
Modified Duration (years)	13.68	9.13	7.02	5.62	4.69	3.97
First Principal Payment	8/25/2034	3/25/2016	3/25/2013	2/25/2012	2/25/2011	2/25/2010
Last Principal Payment	2/25/2037	5/25/2033	4/25/2027	7/25/2022	6/25/2019	2/25/2017
Principal Lockout (months)	328	107	71	58	46	34
Principal Window (months)	31	207	170	126	101	85
Illustrative Yield (30/360) at Par	5.86	5.89	5.9	5.91	5.9	5.9

Class 1-AM (to maturity)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	20.90	5.80	4.05	3.09	2.48	2.06
Modified Duration (years)	11.55	4.39	3.29	2.63	2.17	1.83
First Principal Payment	4/25/2007	4/25/2007	4/25/2007	4/25/2007	4/25/2007	4/25/2007
Last Principal Payment	2/25/2037	5/25/2033	4/25/2027	7/25/2022	6/25/2019	2/25/2017
Principal Lockout (months)	0	0	0	0	0	0
Principal Window (months)	359	314	241	184	147	119
Illustrative Yield (30/360) at Par	5.69	5.70	5.70	5.71	5.71	5.71

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Sensitivity Analysis - To Maturity

Class 1-M-1 (to maturity)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.84	9.52	6.60	5.04	4.23	3.82
Modified Duration (years)	13.16	6.86	5.19	4.17	3.62	3.32
First Principal Payment	1/25/2030	1/25/2012	7/25/2010	4/25/2010	5/25/2010	6/25/2010
Last Principal Payment	12/25/2036	7/25/2025	2/25/2020	10/25/2016	7/25/2014	12/25/2012
Principal Lockout (months)	273	57	39	36	37	38
Principal Window (months)	84	163	116	79	51	31
Illustrative Yield (30/360) at Par	5.93	5.94	5.94	5.94	5.94	5.94

Class 1-M-2 (to maturity)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.83	9.42	6.52	4.97	4.16	3.76
Modified Duration (years)	13.09	6.80	5.14	4.13	3.56	3.27
First Principal Payment	1/25/2030	1/25/2012	7/25/2010	4/25/2010	5/25/2010	6/25/2010
Last Principal Payment	11/25/2036	6/25/2024	5/25/2019	2/25/2016	1/25/2014	8/25/2012
Principal Lockout (months)	273	57	39	36	37	38
Principal Window (months)	83	150	107	71	45	27
Illustrative Yield (30/360) at Par	5.98	5.99	5.99	5.99	5.99	5.99

Class 1-M-3 (to maturity)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.81	9.31	6.43	4.91	4.11	3.71
Modified Duration (years)	12.75	6.68	5.05	4.06	3.50	3.21
First Principal Payment	1/25/2030	1/25/2012	7/25/2010	4/25/2010	5/25/2010	5/25/2010
Last Principal Payment	9/25/2036	4/25/2023	6/25/2018	6/25/2015	6/25/2013	6/25/2012
Principal Lockout (months)	273	57	39	36	37	37
Principal Window (months)	81	136	96	63	38	26
Illustrative Yield (30/360) at Par	6.24	6.25	6.26	6.26	6.25	6.25

Class 1-M-4 (to maturity)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.79	9.21	6.35	4.84	4.05	3.68
Modified Duration (years)	12.42	6.56	4.96	3.99	3.44	3.17
First Principal Payment	1/25/2030	1/25/2012	7/25/2010	4/25/2010	4/25/2010	5/25/2010
Last Principal Payment	8/25/2036	6/25/2022	10/25/2017	12/25/2014	2/25/2013	4/25/2012
Principal Lockout (months)	273	57	39	36	36	37
Principal Window (months)	80	126	88	57	35	24
Illustrative Yield (30/360) at Par	6.50	6.51	6.52	6.52	6.51	6.51

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Sensitivity Analysis - To Maturity

Class 1-M-5 (to maturity)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.77	9.08	6.24	4.76	3.99	3.66
Modified Duration (years)	12.29	6.48	4.89	3.93	3.39	3.15
First Principal Payment	1/25/2030	1/25/2012	7/25/2010	4/25/2010	4/25/2010	5/25/2010
Last Principal Payment	6/25/2036	10/25/2021	2/25/2017	6/25/2014	10/25/2012	3/25/2012
Principal Lockout (months)	273	57	39	36	36	37
Principal Window (months)	78	118	80	51	31	23
Illustrative Yield (30/360) at Par	6.60	6.61	6.61	6.62	6.61	6.61

Class 1-M-6 (to maturity)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.73	8.92	6.12	4.67	3.95	3.60
Modified Duration (years)	12.28	6.41	4.82	3.87	3.36	3.11
First Principal Payment	1/25/2030	1/25/2012	7/25/2010	4/25/2010	4/25/2010	4/25/2010
Last Principal Payment	4/25/2036	11/25/2020	6/25/2016	12/25/2013	7/25/2012	12/25/2011
Principal Lockout (months)	273	57	39	36	36	36
Principal Window (months)	76	107	72	45	28	21
Illustrative Yield (30/360) at Par	6.60	6.61	6.61	6.61	6.61	6.61

Class 1-M-7 (to maturity)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.68	8.72	5.97	4.56	3.92	3.49
Modified Duration (years)	12.28	6.32	4.74	3.80	3.34	3.02
First Principal Payment	1/25/2030	1/25/2012	7/25/2010	4/25/2010	4/25/2010	4/25/2010
Last Principal Payment	2/25/2036	1/25/2020	11/25/2015	6/25/2013	5/25/2012	9/25/2011
Principal Lockout (months)	273	57	39	36	36	36
Principal Window (months)	74	97	65	39	26	18
Illustrative Yield (30/360) at Par	6.60	6.61	6.61	6.61	6.61	6.61

Class 1-M-8 (to maturity)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.60	8.45	5.78	4.44	3.85	3.39
Modified Duration (years)	12.26	6.20	4.63	3.72	3.29	2.95
First Principal Payment	1/25/2030	1/25/2012	7/25/2010	4/25/2010	4/25/2010	4/25/2010
Last Principal Payment	11/25/2035	2/25/2019	3/25/2015	12/25/2012	3/25/2012	5/25/2011
Principal Lockout (months)	273	57	39	36	36	36
Principal Window (months)	71	86	57	33	24	14
Illustrative Yield (30/360) at Par	6.60	6.61	6.61	6.61	6.61	6.61

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Sensitivity Analysis - To 10% Optional Call

Class 2-A (to 10% call)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	19.40	8.07	6.17	5.03	4.29	3.77
Modified Duration (years)	10.80	5.86	4.79	4.08	3.58	3.21
First Principal Payment	4/25/2007	4/25/2007	4/25/2007	4/25/2007	4/25/2007	4/25/2007
Last Principal Payment	12/25/2036	3/25/2025	11/25/2020	12/25/2017	3/25/2016	12/25/2014
Principal Lockout (months)	0	0	0	0	0	0
Principal Window (months)	357	216	164	129	108	93
Illustrative Yield (30/360) at Par	5.72	5.72	5.72	5.72	5.72	5.73

Group 2 Sensitivity Analysis - To Maturity

Class 2-A (to maturity)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	19.41	8.50	6.52	5.32	4.53	3.96
Modified Duration (years)	10.80	5.98	4.93	4.22	3.71	3.32
First Principal Payment	4/25/2007	4/25/2007	4/25/2007	4/25/2007	4/25/2007	4/25/2007
Last Principal Payment	2/25/2037	12/25/2036	4/25/2033	9/25/2028	10/25/2024	1/25/2022
Principal Lockout (months)	0	0	0	0	0	0
Principal Window (months)	359	357	313	258	211	178
Illustrative Yield (30/360) at Par	5.72	5.73	5.73	5.73	5.73	5.73

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Excess Interest - Forward Indices
Period	Excess Interest (%)	Period	Excess Interest (%)
1	1.48	45	1.39
2	0.92	46	1.27
3	0.75	47	1.26
4	0.98	48	1.60
5	0.88	49	1.25
6	0.97	50	1.36
7	1.21	51	1.24
8	1.11	52	1.35
9	1.24	53	1.23
10	1.20	54	1.23
11	1.22	55	1.34
12	1.35	56	1.22
13	1.25	57	1.34
14	1.33	58	1.20
15	1.28	59	1.25
16	1.36	60	2.16
17	1.30	61	1.82
18	1.31	62	1.98
19	1.38	63	1.78
20	1.31	64	1.94
21	1.39	65	1.75
22	1.32	66	1.76
23	1.32	67	1.92
24	1.57	68	1.74
25	1.32	69	1.90
26	1.41	70	1.73
27	1.33	71	1.73
28	1.41	72	2.26
29	1.32	73	1.74
30	1.32	74	1.92
31	1.41	75	1.74
32	1.31	76	1.92
33	1.40	77	1.75
34	1.30	78	1.76
35	1.29	79	1.93
36	1.60
37	1.37
38	1.46
39	1.34
40	1.44
41	1.32
42	1.31
43	1.41
44	1.29

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Available Funds Cap -Indices @ Spot
Period	Class 1-A , 1-M, 1-B (%)	Period	Class 1-A, 1-M, 1-B (%)
1	7.16	41	6.33
2	6.44	42	6.33
3	6.23	43	6.54
4	6.44	44	6.33
5	6.23	45	6.54
6	6.24	46	6.32
7	6.44	47	6.32
8	6.24	48	6.98
9	6.44	49	6.32
10	6.24	50	6.54
11	6.24	51	6.32
12	6.67	52	6.54
13	6.24	53	6.32
14	6.45	54	6.32
15	6.24	55	6.54
16	6.45	56	6.33
17	6.24	57	6.54
18	6.24	58	6.33
19	6.45	59	6.40
20	6.24	60	7.63
21	6.45	61	7.15
22	6.24	62	7.37
23	6.24	63	7.11
24	6.87	64	7.33
25	6.25	65	7.07
26	6.46	66	7.05
27	6.25	67	7.27
28	6.46	68	7.02
29	6.25	69	7.24
30	6.25	70	7.00
31	6.46	71	7.00
32	6.25	72	7.74
33	6.46	73	6.99
34	6.25	74	7.22
35	6.25	75	6.98
36	6.93	76	7.21
37	6.35	77	6.97
38	6.55	78	6.97
39	6.34	79	7.20
40	6.55

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Available Funds Cap -Indices @ 20%
Period	Class 1-A , 1-M, 1-B (%)	Period	Class 1-A, 1-M, 1-B (%)
1	7.16	41	6.38
2	6.44	42	6.39
3	6.23	43	6.62
4	6.44	44	6.40
5	6.23	45	6.61
6	6.24	46	6.40
7	6.44	47	6.40
8	6.24	48	7.09
9	6.44	49	6.42
10	6.24	50	6.64
11	6.24	51	6.42
12	6.67	52	6.63
13	6.24	53	6.42
14	6.45	54	6.43
15	6.24	55	6.66
16	6.45	56	6.44
17	6.24	57	6.66
18	6.24	58	6.45
19	6.45	59	6.69
20	6.24	60	8.70
21	6.45	61	8.15
22	6.25	62	8.38
23	6.25	63	8.07
24	6.93	64	8.29
25	6.26	65	7.99
26	6.47	66	8.35
27	6.26	67	8.59
28	6.47	68	8.27
29	6.26	69	8.51
30	6.26	70	8.22
31	6.47	71	8.21
32	6.26	72	9.47
33	6.47	73	8.55
34	6.27	74	8.82
35	6.28	75	8.52
36	7.01	76	8.79
37	6.40	77	8.49
38	6.61	78	8.75
39	6.39	79	9.04
40	6.60

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Excess Interest - Forward Indices

Period	Class 2-A (%)	Period	Class 2-A (%)	Period	Class 2-A (%)	Period	Class 2-A (%)
1	1.11	41	0.96	81	2.09	121	2.26
2	0.58	42	0.96	82	2.06	122	2.42
3	0.42	43	1.01	83	2.13	123	2.26
4	0.62	44	0.96	84	2.12	124	2.42
5	0.56	45	1.01	85	2.21	125	2.25
6	0.62	46	0.96	86	2.09	126	2.25
7	0.73	47	0.97	87	2.00	127	2.41
8	0.69	48	1.09	88	1.88	128	2.25
9	0.80	49	0.97	89	1.80	129	2.41
10	0.75	50	1.02	90	1.68
11	0.78	51	1.01	91	1.68
12	0.95	52	1.08	92	1.66
13	0.83	53	1.06	93	1.68
14	0.92	54	1.07	94	1.66
15	0.87	55	1.14	95	1.67
16	0.95	56	1.09	96	1.69
17	0.90	57	1.17	97	1.67
18	0.90	58	1.12	98	1.72
19	0.98	59	1.48	99	1.67
20	0.92	60	1.67	100	1.73
21	0.98	61	1.53	101	1.68
22	0.92	62	1.62	102	1.68
23	0.92	63	1.56	103	1.76
24	1.10	64	1.65	104	1.67
25	0.92	65	1.62	105	1.77
26	0.98	66	1.64	106	1.65
27	0.93	67	1.73	107	1.67
28	0.99	68	1.67	108	1.80
29	0.93	69	1.77	109	1.66
30	0.93	70	1.71	110	1.81
31	1.00	71	1.75	111	1.65
32	0.94	72	2.00	112	1.81
33	1.00	73	1.80	113	1.66
34	0.94	74	1.89	114	1.66
35	0.95	75	1.85	115	1.82
36	1.12	76	1.94	116	1.66
37	0.95	77	1.91	117	1.82
38	1.01	78	1.93	118	1.69
39	0.95	79	2.03	119	2.21
40	1.01	80	1.99	120	2.74

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Available Funds Cap -Indices @ Spot
Period	Class 2-A (%)	Period	Class 2-A (%)	Period	Class 2-A (%)	Period	Class 2-A (%)
1	6.54	41	5.74	81	6.57	121	7.10
2	5.88	42	5.74	82	6.40	122	7.34
3	5.70	43	5.92	83	6.43	123	7.10
4	5.88	44	5.74	84	6.83	124	7.34
5	5.70	45	5.92	85	6.46	125	7.10
6	5.70	46	5.74	86	6.67	126	7.10
7	5.88	47	5.74	87	6.46	127	7.34
8	5.70	48	6.08	88	6.67	128	7.10
9	5.88	49	5.74	89	6.45	129	7.33
10	5.70	50	5.91	90	6.45
11	5.70	51	5.74	91	6.67
12	5.99	52	5.92	92	6.45
13	5.70	53	5.74	93	6.67
14	5.88	54	5.74	94	6.46
15	5.70	55	5.93	95	6.46
16	5.88	56	5.74	96	6.82
17	5.70	57	5.92	97	6.47
18	5.70	58	5.74	98	6.68
19	5.88	59	6.24	99	6.47
20	5.70	60	6.63	100	6.69
21	5.88	61	6.29	101	6.48
22	5.70	62	6.50	102	6.48
23	5.70	63	6.30	103	6.70
24	6.08	64	6.51	104	6.48
25	5.70	65	6.30	105	6.70
26	5.88	66	6.31	106	6.49
27	5.70	67	6.52	107	6.49
28	5.88	68	6.31	108	6.81
29	5.70	69	6.53	109	6.50
30	5.70	70	6.32	110	6.72
31	5.88	71	6.32	111	6.50
32	5.70	72	6.84	112	6.72
33	5.88	73	6.33	113	6.51
34	5.70	74	6.55	114	6.51
35	5.74	75	6.34	115	6.73
36	6.11	76	6.55	116	6.51
37	5.74	77	6.35	117	6.73
38	5.92	78	6.35	118	6.55
39	5.74	79	6.57	119	7.07
40	5.92	80	6.36	120	7.87

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Available Funds Cap -Indices @ 20%
Period	Class 2-A (%)	Period	Class 2-A (%)	Period	Class 2-A (%)	Period	Class 2-A (%)
1	6.54	41	5.83	81	8.79	121	10.44
2	5.89	42	5.83	82	8.59	122	10.80
3	5.70	43	6.02	83	8.68	123	10.45
4	5.89	44	5.83	84	9.67	124	10.84
5	5.70	45	6.02	85	8.75	125	10.80
6	5.70	46	5.83	86	9.05	126	10.83
7	5.89	47	5.85	87	8.76	127	11.19
8	5.70	48	6.48	88	9.09	128	10.84
9	5.89	49	5.85	89	8.83	129	11.20
10	5.70	50	6.05	90	8.85
11	5.70	51	5.85	91	9.16
12	6.09	52	6.05	92	8.87
13	5.70	53	5.88	93	9.18
14	5.89	54	5.88	94	8.92
15	5.70	55	6.08	95	8.96
16	5.89	56	5.88	96	9.95
17	5.70	57	6.07	97	9.00
18	5.70	58	5.90	98	9.31
19	5.89	59	6.97	99	9.02
20	5.70	60	7.55	100	9.36
21	5.89	61	7.07	101	9.10
22	5.70	62	7.31	102	9.12
23	5.70	63	7.08	103	9.44
24	6.31	64	7.33	104	9.15
25	5.70	65	7.50	105	9.46
26	5.89	66	7.53	106	9.17
27	5.70	67	7.80	107	9.18
28	5.89	68	7.55	108	9.82
29	5.70	69	7.81	109	9.20
30	5.70	70	7.58	110	9.52
31	5.89	71	7.99	111	9.22
32	5.70	72	8.89	112	9.54
33	5.89	73	8.04	113	9.24
34	5.71	74	8.32	114	9.26
35	5.79	75	8.06	115	9.57
36	6.42	76	8.35	116	9.28
37	5.80	77	8.42	117	9.60
38	5.99	78	8.47	118	9.40
39	5.80	79	8.76	119	10.36
40	5.99	80	8.49	120	11.56

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Swap Agreement Notional Balance Schedule

Period	Notional Balance ($)	Rate (%)	Period	Notional Balance ($)	Rate(%)
1	926,923,120.00	5.04278	43	142,216,456.53	5.02723
2	921,060,281.16	5.04283	44	137,856,990.06	5.02723
3	911,816,416.34	5.04286	45	133,629,967.14	5.02723
4	899,140,908.27	5.04287	46	129,531,494.63	5.02723
5	883,014,097.50	5.04287	47	125,557,511.85	5.02723
6	863,447,920.28	5.04284	48	121,704,500.59	5.02723
7	840,490,180.72	5.04280	49	117,968,674.95	5.02723
8	814,230,839.08	5.04273	50	114,346,521.33	5.02723
9	784,819,533.81	5.04263	51	110,834,668.34	5.02723
10	752,470,487.02	5.04250	52	107,429,746.74	5.02723
11	718,501,223.34	5.04232	53	104,128,499.36	5.02723
12	683,260,413.12	5.04204	54	100,927,691.06	5.02723
13	649,432,954.17	5.04178	55	97,824,358.65	5.02723
14	617,237,264.80	5.04153	56	94,815,600.86	5.02723
15	586,595,124.82	5.04126	57	91,898,528.22	5.02723
16	557,431,882.58	5.04099	58	77,974,653.10	5.05179
17	529,676,574.58	5.04072	59	40,437,859.57	5.08955
18	503,261,494.06	5.04043	60	17,001,443.40	4.91443
19	478,122,437.88	5.04014	61	1,683,591.99	4.91900
20	454,198,281.36	5.03985	62	1,631,694.30	4.91900
21	431,430,415.82	5.03954	63	1,581,380.86	4.91900
22	409,763,333.29	5.03956	64	1,532,603.67	4.91900
23	388,935,239.64	5.03923	65	1,485,316.19	4.91900
24	369,055,755.29	5.03890	66	1,439,473.26	4.91900
25	349,917,762.96	5.03855	67	1,395,031.10	4.91900
26	331,691,588.04	5.03818	68	1,351,947.24	4.91900
27	314,460,162.00	5.03781	69	1,310,180.48	4.91900
28	298,150,731.66	5.03744	70	1,269,690.89	4.91900
29	282,699,778.48	5.03706	71	1,230,439.72	4.91900
30	268,065,485.57	5.03667	72	1,192,389.39	4.91900
31	254,192,756.79	5.03627	73	1,155,503.47	4.91900
32	241,045,890.63	5.03586	74	1,119,746.60	4.91900
33	228,573,225.49	5.03544	75	1,085,084.50	4.91900
34	216,718,022.90	5.03501	76	1,051,483.95	4.91900
35	215,174,568.37	5.03548	77	1,018,912.68	4.91900
36	229,394,896.12	5.03349	78	987,339.44	4.91900
37	171,396,041.21	5.02722	79	956,733.91	4.91900
38	166,150,337.31	5.02722	80	927,066.66	4.91900
39	161,063,882.82	5.02722	81	898,309.19	4.91900
40	156,131,777.89	5.02722
41	151,349,585.69	5.02723
42	146,712,602.28	5.02723

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Yield Maintenance Agreement I Notional Balance Schedule

Period	Notional Balance ($)	Cap Rate (%)	Period	Notional Balance ($)	Cap Rate (%)
1	258,606,880.00	5.14525	31	117,188,855.00	5.14610
2	256,989,905.00	5.14532	32	113,607,570.00	5.14610
3	254,808,565.00	5.14540	33	110,135,005.00	5.14610
4	252,061,780.00	5.14548	34	106,767,830.00	5.14611
5	248,751,905.00	5.14556	35	93,734,190.00	5.15888
6	244,884,880.00	5.14564	36	65,468,970.00	5.13926
7	240,470,395.00	5.14573	37	63,465,830.00	5.13926
8	235,522,085.00	5.14582	38	61,523,440.00	5.13926
9	230,056,970.00	5.14591	39	59,640,000.00	5.13926
10	224,096,125.00	5.14600	40	57,813,740.00	5.13926
11	217,664,315.00	5.14610	41	56,042,940.00	5.13926
12	211,043,050.00	5.14610	42	54,326,000.00	5.13926
13	204,621,910.00	5.14610	43	52,661,130.00	5.13926
14	198,394,810.00	5.14610	44	51,046,870.00	5.13926
15	192,355,825.00	5.14610	45	49,481,710.00	5.13926
16	186,499,390.00	5.14610	46	47,964,100.00	5.13926
17	180,819,995.00	5.14610	47	46,492,610.00	5.13926
18	175,312,440.00	5.14610	48	45,065,860.00	5.13926
19	169,971,420.00	5.14610	49	43,682,590.00	5.13926
20	164,791,790.00	5.14610	50	42,341,350.00	5.13926
21	159,768,975.00	5.14610	51	41,040,940.00	5.13927
22	154,898,240.00	5.14610	52	39,780,180.00	5.13927
23	150,174,805.00	5.14610	53	38,557,790.00	5.13927
24	145,594,300.00	5.14610	54	37,372,580.00	5.13927
25	141,152,465.00	5.14610	55	36,223,440.00	5.13927
26	136,845,240.00	5.14610	56	35,109,350.00	5.13927
27	132,668,365.00	5.14610	57	34,029,210.00	5.13927
28	128,618,095.00	5.14610	58	32,981,990.00	5.13927
29	124,690,530.00	5.14610	59	17,172,360.00	5.19539
30	120,881,980.00	5.14610

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Yield Maintenance Agreement II Notional Balance Schedule

Period	Notional Balance ($)	Period	Notional Balance ($)
59	257,406,829.21	72	138,031,729.59
60	242,452,629.91	73	133,891,860.65
61	228,156,091.02	74	129,876,512.54
62	214,909,564.77	75	125,981,772.96
63	202,628,835.52	76	122,203,857.00
64	191,238,695.56	77	118,539,103.06
65	180,672,422.64	78	114,983,968.64
66	170,979,755.90
67	163,110,548.80
68	156,648,474.37
69	151,269,673.50
70	146,701,343.62
71	142,300,163.65

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Swap Agreement Notional Balance Schedule

Period	Notional Balance ($)	Rate (%)	Period	Notional Balance ($)	Rate (%)	Period	Notional Balance ($)	Rate (%)
1	123,094,237.40	5.33325	41	99,574,185.60	5.33714	81	27,827,192.00	5.33534
2	122,867,859.40	5.33324	42	99,291,962.20	5.33715	82	26,962,816.40	5.33534
3	122,632,075.20	5.33323	43	99,010,294.80	5.33717	83	26,124,969.80	5.33534
4	122,386,952.40	5.33323	44	98,729,198.60	5.33718	84	63,056,826.35	5.28425
5	122,132,393.20	5.33323	45	98,448,737.60	5.33720	85	61,004,282.05	5.28431
6	121,868,511.20	5.33322	46	98,168,903.00	5.33721	86	59,007,329.82	5.28436
7	121,595,369.20	5.33322	47	97,889,610.60	5.33722	87	58,267,803.82	5.28371
8	121,313,144.20	5.33322	48	97,610,784.20	5.33724	88	57,551,023.22	5.28307
9	121,021,973.40	5.33322	49	97,332,541.40	5.33725	89	56,856,305.02	5.28243
10	120,721,746.60	5.33322	50	95,990,912.80	5.33881	90	56,182,958.82	5.28179
11	120,412,540.80	5.33323	51	86,599,548.60	5.33541	91	55,530,324.02	5.28116
12	120,094,621.20	5.33323	52	80,753,545.40	5.32947	92	54,897,785.02	5.28054
13	119,768,077.60	5.33323	53	74,395,417.40	5.31420	93	54,284,731.82	5.27992
14	119,432,899.80	5.33324	54	73,828,441.80	5.31256	94	53,444,422.76	5.27944
15	119,089,488.20	5.33324	55	71,646,412.40	5.30952	95	51,990,365.94	5.27932
16	118,740,232.60	5.33325	56	63,041,030.80	5.32392	96	50,575,740.67	5.27919
17	118,387,004.40	5.33326	57	61,428,128.60	5.32259	97	49,199,494.97	5.27907
18	118,031,179.40	5.33327	58	59,593,266.00	5.32227	98	47,860,570.54	5.27895
19	117,672,725.20	5.33329	59	57,814,097.80	5.32193	99	46,557,943.77	5.27883
20	117,312,966.00	5.33331	60	56,088,946.60	5.32159	100	45,290,629.07	5.27871
21	116,953,707.00	5.33333	61	54,416,160.80	5.32124	101	44,057,695.19	5.27858
22	116,595,629.20	5.33336	62	52,794,154.40	5.32088	102	42,858,190.11	5.27846
23	116,238,682.20	5.33338	63	51,221,394.40	5.32051	103	41,691,194.15	5.27834
24	115,882,786.60	5.33340	64	49,696,378.60	5.32013	104	40,555,850.55	5.27822
25	115,527,996.20	5.33342	65	48,217,665.00	5.31975	105	39,451,296.13	5.27810
26	115,174,143.00	5.33345	66	46,783,892.00	5.31935	106	38,376,674.67	5.27798
27	112,400,240.60	5.33609	67	45,393,668.00	5.31895	107	37,331,189.89	5.27786
28	110,332,117.60	5.33525	68	44,045,649.60	5.31853	108	36,314,058.10	5.27774
29	109,138,992.60	5.33383	69	42,738,586.20	5.31811	109	35,324,487.08	5.27762
30	108,816,060.00	5.33386	70	41,471,223.40	5.31767	110	34,361,740.93	5.27750
31	104,170,458.20	5.33430	71	40,242,349.20	5.31723	111	33,425,095.54	5.27738
32	102,143,035.00	5.33700	72	39,050,831.00	5.31677	112	32,069,907.68	5.27392
33	101,854,980.40	5.33701	73	37,895,512.60	5.31630	113	29,532,618.25	5.25230
34	101,567,621.20	5.33703	74	36,775,283.00	5.31582	114	7,172,425.40	5.23464
35	101,280,887.20	5.33704	75	35,689,094.80	5.31533	115	5,059,925.00	5.16379
36	100,994,909.60	5.33706	76	34,635,921.20	5.31483	116	1,432,390.00	5.09500
37	100,709,485.00	5.33708	77	33,614,754.40	5.31432
38	100,424,663.40	5.33709	78	32,624,619.80	5.31380
39	100,140,519.40	5.33711	79	31,664,591.00	5.31326
40	99,856,967.20	5.33712	80	30,733,728.40	5.31271

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Yield Maintenance Agreement Notional Balance Schedule

Period	Notional Balance ($)	Cap Rate (%)	Period	Notional Balance ($)	Cap Rate (%)
1	59,823,600.00	4.98150	42	37,474,650.00	4.98200
2	59,720,400.00	4.98150	43	37,273,500.00	4.98200
3	59,607,000.00	4.98150	44	37,073,700.00	4.98200
4	59,484,000.00	4.98150	45	36,874,800.00	4.98200
5	59,350,800.00	4.98150	46	36,676,800.00	4.98200
6	59,208,000.00	4.98150	47	36,480,150.00	4.98200
7	59,055,600.00	4.98150	48	36,284,400.00	4.98200
8	58,893,000.00	4.98150	49	36,090,000.00	4.98200
9	58,720,800.00	4.98150	50	35,896,500.00	4.98200
10	58,539,000.00	4.98150	51	35,703,900.00	4.98200
11	58,347,600.00	4.98150	52	35,512,200.00	4.98200
12	58,147,200.00	4.98150	53	35,321,850.00	4.98200
13	57,937,200.00	4.98150	54	35,132,400.00	4.98200
14	57,717,600.00	4.98150	55	34,943,850.00	4.98200
15	57,489,000.00	4.98150	56	34,756,200.00	4.98200
16	57,251,400.00	4.98150	57	34,569,900.00	4.98200
17	57,004,800.00	4.98150	58	34,384,500.00	4.98200
18	56,749,200.00	4.98150	59	11,400,000.00	4.92600
19	56,484,600.00	4.98150	60	11,338,800.00	4.92600
20	56,211,600.00	4.98150	61	11,278,050.00	4.92600
21	55,930,200.00	4.98150	62	11,217,600.00	4.92600
22	55,639,800.00	4.98150	63	11,157,450.00	4.92600
23	55,341,600.00	4.98150	64	11,097,600.00	4.92600
24	55,044,600.00	4.98150	65	11,038,050.00	4.92600
25	54,749,400.00	4.98150	66	10,978,800.00	4.92600
26	54,456,000.00	4.98150	67	10,919,850.00	4.92600
27	54,163,800.00	4.98150	68	10,861,350.00	4.92600
28	53,873,400.00	4.98150	69	10,803,150.00	4.92600
29	53,584,200.00	4.98150	70	10,745,250.00	4.92600
30	53,296,800.00	4.98150	71	10,687,650.00	4.92600
31	53,011,200.00	4.98150	72	10,630,350.00	4.92600
32	52,726,800.00	4.98150	73	10,573,350.00	4.92600
33	52,444,200.00	4.98150	74	10,516,650.00	4.92600
34	52,162,800.00	4.98150	75	10,460,250.00	4.92600
35	38,912,400.00	4.98200	76	10,404,150.00	4.92600
36	38,703,600.00	4.98200	77	10,348,350.00	4.92600
37	38,496,150.00	4.98200	78	10,292,850.00	4.92600
38	38,289,600.00	4.98200	79	10,237,650.00	4.92600
39	38,084,400.00	4.98200	80	10,182,750.00	4.92600
40	37,880,100.00	4.98200	81	10,128,150.00	4.92600
41	37,676,700.00	4.98200	82	10,073,850.00	4.92600

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Contact Information

Bear Stearns’ Banking Contacts

Name:	Telephone:	E-Mail:

Matthew Perkins Senior Managing Director	(212) 272-7977	mperkins@bear.com

Josephine Musso Managing Director	(212) 272-6033	jmusso@bear.com

Andrew Wernick Vice-President	(212) 272-5451	awernick@bear.com

Jacqueline Amato Analyst / Collateral	(212) 272-9529	jamato@bear.com

Bear Stearns’ Trading Contacts

Name:	Telephone:	E-Mail:

Scott Eichel Senior Managing Director	(212) 272-5451	seichel@bear.com

Carol Fuller Senior Managing Director	(212) 272-4955	cfuller@bear.com

Jayme Fagas Managing Director	(212) 272-4955	jfagas@bear.com

Rating Agency Contacts

Name:	Telephone:	E-Mail:

Rachel Peng Moody’s	(212) 553-3831	rachel.peng@moodys.com

Daniel Hall Standard and Poor’s	(212) 438-1576	Daniel_Hall@standardandpoors.com

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR, STEARNS & CO. INC.
ATLANTA • BOSTON • CHICAGO	ASSET-BACKED SECURITIES GROUP
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000

Part II of II

New Issue Computational Materials

$[1,400,003,000] (Approximate)

Impac Secured Assets Corp.,
Pass-Through Certificates, Series 2007-2

Impac Funding Corporation
Seller and Master Servicer

Impac Secured Assets Corp.
Depositor

Ambac Assurance Corporation
Certificate Insurer

March 20, 2007 (Revised March 26, 2007)

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR, STEARNS & CO. INC.
ATLANTA • BOSTON • CHICAGO	ASSET-BACKED SECURITIES GROUP
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (File No. 333-131328) (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the definitive free writing prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR, STEARNS & CO. INC.
ATLANTA • BOSTON • CHICAGO	ASSET-BACKED SECURITIES GROUP
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 1 Mortgage Loans
Summary of Loans in Sample Calculation Pool
(As of Sample Calculation Date)

			Range
Total Number of Loans	3,746
Total Outstanding Balance	$1,195,091,190.24	$19,327.36	to	$2,000,000.00
Average Loan Balance	$319,031.28
WA Mortgage Rate	6.868%	4.875%	to	14.500%
WA Mortgage Rate Net LPMI	6.842%	4.875%	to	14.500%
Net WAC	6.469%	4.485%	to	13.970%
% of Fixed Rate Mortgage Loans	30.22%
% of ARM Loans	69.78%
ARM Characteristics
WA Gross Margin	3.117%	1.875%	to	7.375%
WA Months to First Roll	58	5	to	85
WA Initial Rate Cap	3.258%	1.000%	to	6.000%
WA Subsequent Rate Cap	1.101%	1.000%	to	2.000%
WA Lifetime Cap	12.733%	9.950%	to	18.875%
WA Lifetime Floor	3.222%	1.875%	to	12.250%
WA Original Term (months)	354	180	to	360
WA Remaining Term (months)	353	171	to	360
WA Age (months)	1	0	to	12
WA LTV*	73.08%	8.86%	to	100.00%
WA FICO	705	593	to	831
WA DTI%	39.37%	2.23%	to	55.00%
Secured by (% of pool)
1st Liens	97.49%
2nd Liens	2.51%
Prepayment Penalty at Loan Origination (% of all loans)	64.67%
Prepay Moves Exempted
Soft	8.37%
Hard	56.30%
No Prepay	35.33%
% Interest Only	72.19%
WA Interest Only Term (months)	87
% Silent Seconds	49.33%
% Loans LTV* Greater than 80.00%	6.06%
% Loans LTV* Greater than 80.00% that have MI	58.39%

Top 5 States (%)		Top 5 Prop Types (%)		Top 5 Doc Types (%)		Purpose Codes (%)		Occ Codes (%)		Orig PP Term (%)
CA	56.81	SFR	62.05	Stated	66.49	PUR	40.33	OO	79.11	36	38.51
FL	10.48	D-PUDS	10.02	Full	15.82	REFI/CO	37.95	NOO	17.56	None	35.33
NY	7.18	CONDO	8.58	Exp VA	6.21	REFI/RT	21.72	2nd HM	3.32	12	16.12
HI	2.91	2-FAMILY	6.04	SISA	5.72					24	9.25
NJ	2.81	PUD	4.26	Exp ND	2.73					6	0.46
										60	0.33
*Combined loan-to-value ratios with respect to the statistical mortgaged loans secured by second liens.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 1 Mortgage Loans

Description
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV* (%)
15YR FIXED	11,340,086.91	44	0.95	257,729.25	6.209	179	727	60.54
15YR FIXED IO	274,550.00	4	0.02	68,637.50	11.173	180	714	96.43
2/6 LIBOR	2,815,402.88	15	0.24	187,693.53	8.645	359	670	79.05
2/6 LIBOR 40/30 BALLOON	1,259,103.17	5	0.11	251,820.63	7.019	359	654	73.03
2/6 LIBOR IO	5,557,811.00	16	0.47	347,363.19	7.327	358	686	77.02
20YR FIXED	1,710,046.40	5	0.14	342,009.28	6.008	239	736	53.32
25YR FIXED	375,990.38	1	0.03	375,990.38	6.500	298	694	57.12
3/1 LIBOR	115,606.81	1	0.01	115,606.81	6.875	356	622	58.00
3/6 LIBOR	3,758,106.31	11	0.31	341,646.03	6.190	359	713	67.66
3/6 LIBOR 40/30 BALLOON	2,282,365.36	9	0.19	253,596.15	6.823	358	692	73.30
3/6 LIBOR IO	52,198,684.00	123	4.37	424,379.54	6.237	359	710	71.26
30/15 FIXED BALLOON	26,872,046.66	332	2.25	80,939.90	11.545	179	721	96.36
30/15 FIXED BALLOON IO	1,617,827.49	22	0.14	73,537.61	11.704	179	723	96.81
30YR FIXED	167,090,511.16	542	13.98	308,285.08	6.554	359	714	67.14
30YR FIXED IO	131,634,650.00	378	11.01	348,239.81	6.581	359	716	68.73
40/30 FIXED BALLOON	20,263,695.38	59	1.70	343,452.46	6.668	359	704	73.15
5/1 LIBOR	2,721,516.89	6	0.23	453,586.15	6.364	356	711	61.79
5/1 LIBOR IO	56,991,630.00	145	4.77	393,045.72	6.644	358	716	75.29
5/6 LIBOR	67,226,292.04	242	5.63	277,794.60	7.257	359	691	75.78
5/6 LIBOR 40/30 BALLOON	20,866,927.10	60	1.75	347,782.12	7.245	359	663	75.54
5/6 LIBOR IO	587,749,572.05	1,652	49.18	355,780.61	6.847	359	700	74.90
6M LIBOR	319,850.70	1	0.03	319,850.70	9.750	359	686	80.00
6M LIBOR IO	157,500.00	1	0.01	157,500.00	6.015	360	731	75.00
7/1 LIBOR	2,115,130.80	2	0.18	1,057,565.40	6.250	357	673	66.86
7/1 LIBOR IO	1,340,000.00	3	0.11	446,666.67	6.011	357	791	51.52
7/6 LIBOR	1,277,916.75	2	0.11	638,958.38	5.953	358	744	35.07
7/6 LIBOR IO	25,158,370.00	65	2.11	387,051.85	6.525	359	717	66.99
TOTAL	1,195,091,190.24	3,746	100.00	319,031.28	6.868	353	705	73.08
*Combined loan-to-value ratios with respect to the statistical mortgaged loans secured by second liens.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 1 Mortgage Loans

Range of Current Balance
Description ($)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV* (%)
0.01 - 250,000.00	235,818,206.17	1,576	19.73	149,630.84	7.516	335	698	74.38
250,000.01 - 300,000.00	114,053,953.48	413	9.54	276,159.69	6.767	357	698	72.45
300,000.01 - 350,000.00	106,939,576.60	327	8.95	327,032.34	6.729	356	702	73.48
350,000.01 - 400,000.00	117,961,458.78	314	9.87	375,673.44	6.726	357	700	74.41
400,000.01 - 450,000.00	119,807,776.18	281	10.02	426,362.19	6.608	359	706	74.15
450,000.01 - 500,000.00	128,307,667.17	268	10.74	478,759.95	6.626	358	711	74.27
500,000.01 - 550,000.00	94,794,241.66	180	7.93	526,634.68	6.759	359	709	73.92
550,000.01 - 600,000.00	69,302,748.69	120	5.80	577,522.91	6.869	357	708	73.54
600,000.01 - 650,000.00	60,942,131.23	97	5.10	628,269.39	6.696	356	712	69.38
650,000.01 - 700,000.00	25,747,438.07	38	2.15	677,564.16	6.790	354	713	72.31
700,000.01 - 750,000.00	36,180,624.64	49	3.03	738,380.09	6.753	359	707	70.02
750,000.01 - 800,000.00	9,416,570.86	12	0.79	784,714.24	6.680	359	716	65.61
800,000.01 - 850,000.00	9,099,863.24	11	0.76	827,260.29	6.270	359	708	67.73
850,000.01 - 900,000.00	7,984,239.25	9	0.67	887,137.69	6.679	339	720	70.68
900,000.01 - 950,000.00	4,618,105.81	5	0.39	923,621.16	6.470	359	697	69.38
950,000.01 - 1,000,000.00	22,694,470.95	23	1.90	986,716.13	6.659	351	707	69.59
1,000,000.01 - 1,050,000.00	2,100,000.00	2	0.18	1,050,000.00	7.125	358	702	75.00
1,050,000.01 - 1,150,000.00	4,370,785.78	4	0.37	1,092,696.45	6.779	360	734	62.66
1,150,000.01 - 1,200,000.00	2,356,381.87	2	0.20	1,178,190.94	6.442	358	737	56.43
1,200,000.01 - 1,300,000.00	6,281,881.81	5	0.53	1,256,376.36	6.355	359	730	60.56
1,300,000.01 - 1,400,000.00	1,391,250.00	1	0.12	1,391,250.00	6.875	360	696	75.00
1,400,000.01 - 1,450,000.00	1,413,943.00	1	0.12	1,413,943.00	6.250	357	665	60.34
1,450,000.01 - 1,750,000.00	7,779,375.00	5	0.65	1,555,875.00	7.213	359	727	71.89
1,800,000.01 +	5,728,500.00	3	0.48	1,909,500.00	6.247	360	744	64.02
TOTAL	1,195,091,190.24	3,746	100.00	319,031.28	6.868	353	705	73.08
*Combined loan-to-value ratios with respect to the statistical mortgaged loans secured by second liens.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 1 Mortgage Loans

Range of Original Balance
Description ($)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV* (%)
0.01 - 250,000.00	235,818,206.17	1,576	19.73	149,630.84	7.516	335	698	74.38
250,000.01 - 300,000.00	114,053,953.48	413	9.54	276,159.69	6.767	357	698	72.45
300,000.01 - 350,000.00	106,939,576.60	327	8.95	327,032.34	6.729	356	702	73.48
350,000.01 - 400,000.00	117,961,458.78	314	9.87	375,673.44	6.726	357	700	74.41
400,000.01 - 450,000.00	119,807,776.18	281	10.02	426,362.19	6.608	359	706	74.15
450,000.01 - 500,000.00	128,307,667.17	268	10.74	478,759.95	6.626	358	711	74.27
500,000.01 - 550,000.00	94,794,241.66	180	7.93	526,634.68	6.759	359	709	73.92
550,000.01 - 600,000.00	69,302,748.69	120	5.80	577,522.91	6.869	357	708	73.54
600,000.01 - 650,000.00	60,942,131.23	97	5.10	628,269.39	6.696	356	712	69.38
650,000.01 - 700,000.00	25,047,800.93	37	2.10	676,967.59	6.805	359	712	72.27
700,000.01 - 750,000.00	36,880,261.78	50	3.09	737,605.24	6.743	356	708	70.10
750,000.01 - 800,000.00	9,416,570.86	12	0.79	784,714.24	6.680	359	716	65.61
800,000.01 - 850,000.00	9,099,863.24	11	0.76	827,260.29	6.270	359	708	67.73
850,000.01 - 900,000.00	7,984,239.25	9	0.67	887,137.69	6.679	339	720	70.68
900,000.01 - 950,000.00	4,618,105.81	5	0.39	923,621.16	6.470	359	697	69.38
950,000.01 - 1,000,000.00	22,694,470.95	23	1.90	986,716.13	6.659	351	707	69.59
1,000,000.01 - 1,050,000.00	2,100,000.00	2	0.18	1,050,000.00	7.125	358	702	75.00
1,050,000.01 - 1,150,000.00	4,370,785.78	4	0.37	1,092,696.45	6.779	360	734	62.66
1,150,000.01 - 1,200,000.00	2,356,381.87	2	0.20	1,178,190.94	6.442	358	737	56.43
1,200,000.01 - 1,300,000.00	6,281,881.81	5	0.53	1,256,376.36	6.355	359	730	60.56
1,300,000.01 - 1,400,000.00	1,391,250.00	1	0.12	1,391,250.00	6.875	360	696	75.00
1,400,000.01 - 1,450,000.00	1,413,943.00	1	0.12	1,413,943.00	6.250	357	665	60.34
1,450,000.01 - 1,750,000.00	7,779,375.00	5	0.65	1,555,875.00	7.213	359	727	71.89
1,800,000.01 +	5,728,500.00	3	0.48	1,909,500.00	6.247	360	744	64.02
TOTAL	1,195,091,190.24	3,746	100.00	319,031.28	6.868	353	705	73.08
*Combined loan-to-value ratios with respect to the statistical mortgaged loans secured by second liens.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 1 Mortgage Loans

State
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV* (%)
California	678,978,341.19	1,875	56.81	362,121.78	6.623	353	712	72.00
Florida	125,254,501.78	566	10.48	221,297.71	7.495	351	690	76.23
New York	85,834,491.44	205	7.18	418,704.84	7.285	351	698	73.24
Hawaii	34,743,011.52	96	2.91	361,906.37	6.839	351	689	74.62
New Jersey	33,525,916.37	105	2.81	319,294.44	7.302	357	681	74.87
Illinois	32,531,224.62	133	2.72	244,595.67	7.421	353	694	73.14
Arizona	31,750,843.27	116	2.66	273,714.17	6.937	356	697	73.74
Maryland	24,196,729.86	71	2.02	340,799.01	7.047	354	689	76.04
Nevada	23,891,199.70	87	2.00	274,611.49	6.836	356	702	72.74
Virginia	23,161,819.42	87	1.94	266,227.81	7.042	352	689	76.29
Other**	101,223,111.07	405	8.47	249,933.61	6.970	354	707	73.58
TOTAL	1,195,091,190.24	3,746	100.00	319,031.28	6.868	353	705	73.08
*Combined loan-to-value ratios with respect to the statistical mortgaged loans secured by second liens.
** All States with loan concentrations less than 1.94% of the total balance were placed in the other category.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 1 Mortgage Loans

Loan-to-Value* Ratios
Description (%)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV* (%)
0.00 - 10.00	350,000.00	1	0.03	350,000.00	5.190	359	750	8.86
10.01 - 15.00	167,716.73	3	0.01	55,905.58	7.255	358	729	12.08
15.01 - 20.00	592,080.24	3	0.05	197,360.08	6.994	286	742	19.51
20.01 - 25.00	3,271,806.83	14	0.27	233,700.49	6.140	352	746	22.56
25.01 - 30.00	4,947,300.14	19	0.41	260,384.22	6.200	354	769	27.55
30.01 - 35.00	6,466,826.22	25	0.54	258,673.05	6.048	348	735	33.22
35.01 - 40.00	13,250,798.45	36	1.11	368,077.73	6.176	347	741	37.68
40.01 - 45.00	11,573,815.43	39	0.97	296,764.50	6.282	357	725	42.75
45.01 - 50.00	26,839,303.86	94	2.25	285,524.51	6.206	347	718	47.96
50.01 - 55.00	39,060,706.79	118	3.27	331,022.94	6.223	357	716	52.89
55.01 - 60.00	58,166,506.84	157	4.87	370,487.30	6.220	354	719	57.89
60.01 - 65.00	58,462,847.64	150	4.89	389,752.32	6.281	354	715	63.13
65.01 - 70.00	149,040,257.44	423	12.47	352,341.03	6.522	356	713	69.03
70.01 - 75.00	247,347,113.11	711	20.70	347,886.24	6.885	358	698	74.50
75.01 - 80.00	503,125,095.74	1,418	42.10	354,813.18	6.892	359	699	79.71
80.01 - 85.00	16,038,478.29	59	1.34	271,838.62	7.426	353	690	84.52
85.01 - 90.00	23,676,455.07	159	1.98	148,908.52	8.701	330	697	89.54
90.01 - 95.00	14,610,781.53	128	1.22	114,146.73	9.681	281	720	94.80
95.01 +	18,103,299.89	189	1.51	95,784.66	11.485	187	709	99.96
TOTAL	1,195,091,190.24	3,746	100.00	319,031.28	6.868	353	705	73.08
*Combined loan-to-value ratios with respect to the statistical mortgaged loans secured by second liens.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 1 Mortgage Loans

Current Mortgage Rate
Description (%)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV* (%)
4.500 - 4.999	320,605.30	1	0.03	320,605.30	4.875	359	778	56.32
5.000 - 5.499	15,003,380.65	41	1.26	365,936.11	5.291	356	740	60.70
5.500 - 5.999	168,200,416.74	425	14.07	395,765.69	5.804	354	736	66.32
6.000 - 6.499	268,676,262.34	733	22.48	366,543.33	6.234	356	720	69.02
6.500 - 6.999	356,953,219.17	1,047	29.87	340,929.53	6.711	358	698	73.67
7.000 - 7.499	161,910,593.47	500	13.55	323,821.19	7.200	358	686	76.07
7.500 - 7.999	116,136,813.37	359	9.72	323,500.87	7.681	359	683	77.19
8.000 - 8.499	37,684,758.55	117	3.15	322,091.95	8.176	359	686	78.39
8.500 - 8.999	22,123,479.46	76	1.85	291,098.41	8.694	359	672	80.97
9.000 - 9.499	8,359,258.97	29	0.70	288,250.31	9.145	356	669	80.68
9.500 - 9.999	8,678,382.96	43	0.73	201,822.86	9.703	319	686	84.88
10.000 - 10.499	3,162,527.98	31	0.26	102,017.03	10.285	236	712	96.06
10.500 - 10.999	6,791,424.37	71	0.57	95,653.86	10.749	218	719	96.26
11.000 - 11.499	4,518,755.21	54	0.38	83,680.65	11.224	199	715	95.36
11.500 - 11.999	5,971,846.47	85	0.50	70,257.02	11.771	192	721	95.41
12.000 - 12.499	4,662,397.56	65	0.39	71,729.19	12.242	183	699	94.60
12.500 - 12.999	3,419,274.07	45	0.29	75,983.87	12.695	217	694	95.74
13.000 - 13.499	1,102,173.99	12	0.09	91,847.83	13.133	179	709	97.45
13.500 - 13.999	1,239,505.02	10	0.10	123,950.50	13.686	203	686	99.40
14.000 - 14.499	50,564.59	1	0.00	50,564.59	14.250	176	785	98.73
14.500 - 14.999	125,550.00	1	0.01	125,550.00	14.500	180	720	90.00
TOTAL	1,195,091,190.24	3,746	100.00	319,031.28	6.868	353	705	73.08
*Combined loan-to-value ratios with respect to the statistical mortgaged loans secured by second liens.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 1 Mortgage Loans

Property Type
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV* (%)
2-FAMILY	72,175,790.35	218	6.04	331,081.61	7.211	354	704	74.64
3-FAMILY	39,715,763.86	94	3.32	422,508.13	7.691	356	703	73.09
4-FAMILY	28,272,238.62	63	2.37	448,765.69	7.569	351	715	71.11
CONDO	102,486,074.50	454	8.58	225,740.25	7.067	349	702	76.24
CONDONONWA	294,000.00	1	0.02	294,000.00	6.500	358	685	70.00
CONDOTEL	4,628,139.10	12	0.39	385,678.26	7.574	359	712	75.77
D-PUDS	119,759,336.49	329	10.02	364,010.14	6.753	352	706	72.13
HI-RISE	29,729,298.68	97	2.49	306,487.62	7.525	351	700	74.59
PUD	50,875,103.87	164	4.26	310,214.05	6.716	355	710	72.72
SFR	741,553,165.26	2,290	62.05	323,822.34	6.732	353	705	72.63
TOWNHOUSE	5,602,279.51	24	0.47	233,428.31	7.105	357	671	78.09
TOTAL	1,195,091,190.24	3,746	100.00	319,031.28	6.868	353	705	73.08
*Combined loan-to-value ratios with respect to the statistical mortgaged loans secured by second liens.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 1 Mortgage Loans

Purpose
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV* (%)
Cash Out Refinance	453,588,574.67	1,388	37.95	326,792.92	6.690	355	701	69.09
Purchase	481,978,999.43	1,649	40.33	292,285.63	7.261	350	706	78.04
Rate/Term Refinance	259,523,616.14	709	21.72	366,041.77	6.448	355	710	70.84
TOTAL	1,195,091,190.24	3,746	100.00	319,031.28	6.868	353	705	73.08
*Combined loan-to-value ratios with respect to the statistical mortgaged loans secured by second liens.

Aggregate Group 1 Mortgage Loans

Occupancy
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV* (%)
Investor	209,908,696.04	874	17.56	240,170.13	7.228	353	714	72.06
Owner Occupied	945,456,779.46	2,724	79.11	347,083.99	6.773	353	703	73.27
Second Home	39,725,714.74	148	3.32	268,416.99	7.212	346	709	73.88
TOTAL	1,195,091,190.24	3,746	100.00	319,031.28	6.868	353	705	73.08
*Combined loan-to-value ratios with respect to the statistical mortgaged loans secured by second liens.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 1 Mortgage Loans

Range of Months Remaining to Scheduled Maturity
Description (months)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV* (%)
121 - 180	40,104,511.06	402	3.36	99,762.47	10.040	179	722	86.25
181 - 240	1,710,046.40	5	0.14	342,009.28	6.008	239	736	53.32
241 - 360	1,153,276,632.78	3,339	96.50	345,395.82	6.759	359	704	72.65
TOTAL	1,195,091,190.24	3,746	100.00	319,031.28	6.868	353	705	73.08
*Combined loan-to-value ratios with respect to the statistical mortgaged loans secured by second liens.

Aggregate Group 1 Mortgage Loans

Collateral Grouped by Document Type
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV* (%)
Alternative	2,580,768.10	6	0.22	430,128.02	6.810	358	697	76.86
Express No Doc	32,638,121.73	122	2.73	267,525.59	6.821	354	711	65.29
Express No Doc Verified Assets	3,227,544.67	9	0.27	358,616.07	6.653	358	732	75.17
Express Non-Verified Assets	29,762,585.48	98	2.49	303,699.85	7.031	356	694	69.88
Express Verified Assets	74,246,001.31	208	6.21	356,951.93	6.957	356	691	71.67
FISA	601,900.00	5	0.05	120,380.00	7.067	360	729	53.88
Full	189,048,793.00	535	15.82	353,362.23	6.235	356	724	68.72
SISA	68,360,615.87	227	5.72	301,148.09	6.871	355	703	72.22
Stated	794,624,860.08	2,536	66.49	313,337.88	7.006	352	702	74.76
TOTAL	1,195,091,190.24	3,746	100.00	319,031.28	6.868	353	705	73.08
*Combined loan-to-value ratios with respect to the statistical mortgaged loans secured by second liens.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 1 Mortgage Loans

Collateral Grouped by FICO
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV* (%)
581 - 600	1,685,105.98	4	0.14	421,276.50	6.957	359	599	72.33
601 - 620	22,679,813.10	83	1.90	273,250.76	7.455	358	614	67.72
621 - 640	75,347,342.52	230	6.30	327,597.14	7.157	357	632	74.08
641 - 660	143,683,887.64	479	12.02	299,966.36	7.214	355	651	75.92
661 - 680	165,102,227.30	539	13.82	306,312.11	7.224	353	670	75.68
681 - 700	197,116,706.42	597	16.49	330,178.74	6.772	355	691	74.33
701 - 720	152,597,243.62	477	12.77	319,910.36	6.777	355	710	73.65
721 - 740	132,101,392.53	421	11.05	313,780.03	6.746	349	730	72.85
741 - 760	113,571,702.42	372	9.50	305,300.28	6.665	348	750	71.99
761 - 780	92,833,857.75	284	7.77	326,879.78	6.591	348	771	69.76
781 - 800	70,320,011.31	183	5.88	384,262.36	6.384	356	790	66.21
801 +	24,076,564.69	65	2.01	370,408.69	6.242	349	807	66.41
N/A**	3,975,334.96	12	0.33	331,277.91	7.493	359	N/A	68.71
TOTAL	1,195,091,190.24	3,746	100.00	319,031.28	6.868	353	705	73.08
*Combined loan-to-value ratios with respect to the statistical mortgaged loans secured by second liens.
**Primary Borrower is a Foreign National and therefore, has no fico score.

Aggregate Group 1 Mortgage Loans

Collateral Grouped by Prepayment Penalty Term
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV* (%)
No Prepay	422,243,338.70	1,316	35.33	320,853.60	7.032	352	709	72.79
6 Month	5,477,365.28	17	0.46	322,197.96	7.095	349	714	70.00
1 Year	192,628,366.66	552	16.12	348,964.43	6.900	354	703	73.31
2 Year	110,545,238.92	402	9.25	274,988.16	7.111	349	693	75.82
3 Year	460,282,024.42	1,444	38.51	318,754.86	6.639	354	704	72.66
5 Year	3,914,856.26	15	0.33	260,990.42	7.187	359	698	69.18
TOTAL	1,195,091,190.24	3,746	100.00	319,031.28	6.868	353	705	73.08
*Combined loan-to-value ratios with respect to the statistical mortgaged loans secured by second liens.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 1 Mortgage Loans

Range of Months to First Roll
Description (months)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV* (%)
FIXED	361,179,404.38	1,387	30.22	260,403.32	6.954	338	715	70.10
0.01 - 12.99	477,350.70	2	0.04	238,675.35	8.518	359	701	78.35
13.00 - 24.99	9,364,317.05	35	0.78	267,551.92	7.677	358	677	77.01
25.00 - 31.99	268,000.00	1	0.02	268,000.00	7.500	360	692	80.00
32.00 - 49.99	58,845,397.88	146	4.92	403,050.67	6.266	359	710	71.16
50.00 - 55.99	1,213,029.95	3	0.10	404,343.32	6.721	354	719	77.07
56.00 - 79.99	733,852,272.73	2,100	61.41	349,453.46	6.878	359	699	74.97
80.00 +	29,891,417.55	72	2.50	415,158.58	6.458	359	718	64.92
TOTAL	1,195,091,190.24	3,746	100.00	319,031.28	6.868	353	705	73.08
*Combined loan-to-value ratios with respect to the statistical mortgaged loans secured by second liens.

Aggregate Group 1 Mortgage Loans

Range of Gross Margin
Description (%)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV* (%)
FIXED	361,179,404.38	1,387	30.22	260,403.32	6.954	338	715	70.10
1.750 - 2.249	1,186,187.80	2	0.10	593,093.90	6.250	357	725	78.52
2.250 - 2.499	22,361,565.77	47	1.87	475,778.00	6.367	357	714	69.87
2.500 - 2.749	12,713,156.77	45	1.06	282,514.59	6.679	359	713	72.16
2.750 - 2.999	59,936,985.24	171	5.02	350,508.69	6.873	358	700	74.69
3.000 - 3.249	565,097,162.82	1,588	47.28	355,854.64	6.793	359	701	73.64
3.250 - 3.499	51,469,574.55	135	4.31	381,256.11	6.744	358	709	75.53
3.500 - 3.749	16,349,090.45	50	1.37	326,981.81	7.322	359	701	82.17
3.750 - 3.999	67,430,969.10	202	5.64	333,816.68	6.880	360	698	76.79
4.000 - 4.249	24,064,209.86	71	2.01	338,932.53	7.174	359	679	77.37
4.250 - 4.499	2,845,659.55	11	0.24	258,696.32	9.880	360	634	86.42
4.500 - 4.749	2,050,499.21	10	0.17	205,049.92	7.898	359	679	80.90
4.750 - 4.999	811,900.00	2	0.07	405,950.00	7.886	359	673	86.96
5.000 - 5.249	1,068,000.00	3	0.09	356,000.00	7.116	357	664	80.00
5.250 - 5.499	511,600.00	1	0.04	511,600.00	7.500	358	643	80.00
5.500 - 5.749	1,122,107.53	5	0.09	224,421.51	7.449	360	674	79.42
5.750 - 5.999	1,215,220.00	3	0.10	405,073.33	6.214	359	712	77.93
6.000 - 6.249	528,000.00	2	0.04	264,000.00	7.655	359	675	80.00
6.250 - 6.499	537,697.97	3	0.04	179,232.66	7.345	357	663	77.66
6.500 - 6.749	1,132,945.02	4	0.09	283,236.26	7.652	356	699	82.70
6.750 - 6.999	181,742.25	1	0.02	181,742.25	7.750	358	661	70.00
7.000 - 7.249	797,511.97	2	0.07	398,755.99	9.032	359	628	80.00
7.250 - 7.499	500,000.00	1	0.04	500,000.00	7.375	360	682	80.00
TOTAL	1,195,091,190.24	3,746	100.00	319,031.28	6.868	353	705	73.08
*Combined loan-to-value ratios with respect to the statistical mortgaged loans secured by second liens.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 1 Mortgage Loans

Range of Lifetime Caps
Description (%)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV* (%)
FIXED	361,179,404.38	1,387	30.22	260,403.32	6.954	338	715	70.10
9.500 - 9.999	500,000.00	1	0.04	500,000.00	7.375	359	658	76.92
10.000 - 10.499	212,000.00	1	0.02	212,000.00	5.250	359	735	80.00
10.500 - 10.999	5,939,629.95	15	0.50	395,975.33	5.772	357	733	63.83
11.000 - 11.499	27,156,472.95	69	2.27	393,572.07	5.913	358	724	67.47
11.500 - 11.999	138,032,945.50	345	11.55	400,095.49	6.015	359	728	70.31
12.000 - 12.499	156,481,551.78	419	13.09	373,464.32	6.318	359	711	71.86
12.500 - 12.999	234,568,224.76	671	19.63	349,580.07	6.747	359	694	75.53
13.000 - 13.499	118,014,879.41	357	9.87	330,573.89	7.222	359	687	76.48
13.500 - 13.999	88,908,746.52	271	7.44	328,076.56	7.691	359	682	77.79
14.000 - 14.499	30,734,132.34	91	2.57	337,737.72	8.208	359	680	78.18
14.500 - 14.999	17,425,451.62	58	1.46	300,438.82	8.717	359	673	81.36
15.000 - 15.499	7,354,605.30	23	0.62	319,765.45	9.142	359	669	80.83
15.500 - 15.999	5,714,117.22	22	0.48	259,732.60	9.683	359	664	83.35
16.000 - 16.499	793,391.86	4	0.07	198,347.97	10.199	359	641	89.27
16.500 - 16.999	1,275,012.82	7	0.11	182,144.69	10.779	360	639	87.22
17.000 - 17.499	271,737.33	2	0.02	135,868.67	11.388	359	667	90.00
17.500 - 17.999	158,950.00	1	0.01	158,950.00	11.500	359	634	89.98
18.000 - 18.499	100,000.00	1	0.01	100,000.00	12.250	360	658	81.30
18.500 - 18.999	269,936.50	1	0.02	269,936.50	12.875	359	632	87.10
TOTAL	1,195,091,190.24	3,746	100.00	319,031.28	6.868	353	705	73.08
*Combined loan-to-value ratios with respect to the statistical mortgaged loans secured by second liens.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 1 Mortgage Loans

Next Interest Adjustment Date
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV* (%)
FIXED	361,179,404.38	1,387	30.22	260,403.32	6.954	338	715	70.10
August 2007	319,850.70	1	0.03	319,850.70	9.750	359	686	80.00
October 2007	157,500.00	1	0.01	157,500.00	6.015	360	731	75.00
December 2008	2,746,704.52	6	0.23	457,784.09	6.843	357	676	73.99
January 2009	1,852,968.81	10	0.16	185,296.88	8.184	358	664	80.05
February 2009	2,429,333.72	11	0.20	220,848.52	8.437	359	680	75.96
March 2009	2,335,310.00	8	0.20	291,913.75	7.465	360	683	79.24
April 2009	268,000.00	1	0.02	268,000.00	7.500	360	692	80.00
November 2009	115,606.81	1	0.01	115,606.81	6.875	356	622	58.00
December 2009	4,870,494.84	17	0.41	286,499.70	7.047	357	664	74.33
January 2010	3,415,870.00	12	0.29	284,655.83	6.504	358	716	74.63
February 2010	17,934,841.83	43	1.50	417,089.34	6.210	359	707	70.62
March 2010	27,695,449.00	61	2.32	454,023.75	6.079	360	724	69.16
April 2010	4,322,500.00	10	0.36	432,250.00	6.504	360	680	79.19
March 2011	490,635.40	2	0.04	245,317.70	7.195	348	693	80.64
June 2011	172,500.00	1	0.01	172,500.00	8.250	351	654	75.00
September 2011	539,250.00	1	0.05	539,250.00	7.250	354	724	75.00
October 2011	501,279.95	1	0.04	501,279.95	5.625	355	735	80.00
November 2011	3,928,304.84	11	0.33	357,118.62	7.069	356	702	66.40
December 2011	33,467,895.20	93	2.80	359,869.84	7.001	357	692	76.77
January 2012	129,298,004.34	373	10.82	346,643.44	6.787	358	703	74.33
February 2012	253,110,170.35	732	21.18	345,778.92	6.939	359	699	74.52
March 2012	264,933,353.00	752	22.17	352,304.99	6.851	360	699	75.41
April 2012	49,114,545.00	139	4.11	353,342.05	6.855	360	696	76.04
November 2013	485,000.00	1	0.04	485,000.00	6.250	356	776	76.38
December 2013	2,693,130.80	4	0.23	673,282.70	6.182	357	687	62.64
January 2014	6,509,154.19	17	0.54	382,891.42	6.538	358	712	62.85
February 2014	8,875,132.56	23	0.74	385,875.33	6.560	359	725	67.63
March 2014	10,873,000.00	26	0.91	418,192.31	6.407	360	720	64.55
April 2014	456,000.00	1	0.04	456,000.00	6.400	360	750	52.05
TOTAL	1,195,091,190.24	3,746	100.00	319,031.28	6.868	353	705	73.08
*Combined loan-to-value ratios with respect to the statistical mortgaged loans secured by second liens.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 1 Mortgage Loans

Initial Fixed Period
Description (months)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV* (%)
FIXED	361,179,404.38	1,387	30.22	260,403.32	6.954	338	715	70.10
6	477,350.70	2	0.04	238,675.35	8.518	359	701	78.35
24	9,632,317.05	36	0.81	267,564.36	7.672	359	677	77.09
36	58,354,762.48	144	4.88	405,241.41	6.258	359	710	71.09
60	735,555,938.08	2,105	61.55	349,432.75	6.878	359	699	74.98
84	29,891,417.55	72	2.50	415,158.58	6.458	359	718	64.92
TOTAL	1,195,091,190.24	3,746	100.00	319,031.28	6.868	353	705	73.08
*Combined loan-to-value ratios with respect to the statistical mortgaged loans secured by second liens.

Aggregate Group 1 Mortgage Loans

Initial Rate Cap
Description (%)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV* (%)
FIXED	361,179,404.38	1,387	30.22	260,403.32	6.954	338	715	70.10
1.000	477,350.70	2	0.04	238,675.35	8.518	359	701	78.35
2.000	1,069,356.81	4	0.09	267,339.20	6.812	357	672	75.78
3.000	733,876,493.45	2,088	61.41	351,473.42	6.828	359	700	74.30
5.000	78,345,234.47	200	6.56	391,726.17	6.751	358	710	74.56
6.000	20,143,350.43	65	1.69	309,897.70	7.183	357	669	75.88
TOTAL	1,195,091,190.24	3,746	100.00	319,031.28	6.868	353	705	73.08
*Combined loan-to-value ratios with respect to the statistical mortgaged loans secured by second liens.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 1 Mortgage Loans

Subsequent Rate Cap
Description (%)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV* (%)
FIXED	361,179,404.38	1,387	30.22	260,403.32	6.954	338	715	70.10
1.000	750,054,200.93	2,134	62.76	351,478.07	6.841	359	700	74.37
2.000	83,857,584.93	225	7.02	372,700.38	6.733	358	704	74.40
TOTAL	1,195,091,190.24	3,746	100.00	319,031.28	6.868	353	705	73.08
*Combined loan-to-value ratios with respect to the statistical mortgaged loans secured by second liens.

Aggregate Group 1 Mortgage Loans

Range of DTI
Description (%)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV* (%)
0.01 - 5.00	801,750.00	2	0.07	400,875.00	6.611	360	717	77.54
5.01 - 10.00	553,224.00	2	0.05	276,612.00	6.203	360	788	80.00
10.01 - 15.00	8,215,009.44	32	0.69	256,719.05	6.709	352	704	66.33
15.01 - 20.00	20,689,041.45	63	1.73	328,397.48	6.515	358	726	66.80
20.01 - 25.00	34,500,110.79	122	2.89	282,787.79	6.711	353	714	68.37
25.01 - 30.00	65,325,855.45	216	5.47	302,434.52	6.685	351	717	69.49
30.01 - 35.00	110,621,234.87	370	9.26	298,976.31	6.715	355	709	70.63
35.01 - 40.00	242,743,123.18	769	20.31	315,660.76	6.820	351	708	73.64
40.01 - 45.00	346,969,989.21	1,041	29.03	333,304.50	6.874	352	705	74.82
45.01 - 50.00	205,809,795.23	648	17.22	317,607.71	7.124	352	698	76.37
50.01 - 55.00	15,368,620.62	40	1.29	384,215.52	6.520	358	693	68.93
N/A**	143,493,436.00	441	12.01	325,381.94	6.906	356	697	69.55
TOTAL	1,195,091,190.24	3,746	100.00	319,031.28	6.868	353	705	73.08
*Combined loan-to-value ratios with respect to the statistical mortgaged loans secured by second liens.
**Primary Borrower did not disclose monthly income on their mortgage loan application and therefore their DTI ratio is not calculated.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 2 Mortgage Loans

Summary of Loans in Sample Calculation Pool
(As of Sample Calculation Date)

			Range
Total Number of Loans	195
Total Outstanding Balance	$ 235,270,813.09	$261,442.58	to	$6,200,000.00
Average Loan Balance	$ 1,206,516.99
WA Mortgage Rate	6.434%	5.925%	to	8.500%
WA Mortgage Rate Net LPMI	6.434%	5.925%	to	8.500%
Net WAC	6.154%	5.645%	to	8.220%
% of Fixed Rate Mortgage Loans	1.16%
% of ARM Loans	98.84%
ARM Characteristics
WA Gross Margin	2.621%	2.350%	to	3.750%
WA Months to First Roll	81	33	to	121
WA Initial Rate Cap	3.000%	3.000%	to	3.000%
WA Subsequent Rate Cap	1.045%	1.000%	to	3.000%
WA Lifetime Cap	12.431%	11.925%	to	14.500%
WA Lifetime Floor	6.417%	2.500%	to	8.500%
WA Original Term (months)	336	120	to	360
WA Remaining Term (months)	334	117	to	360
WA Age (months)	2	0	to	4
WA LTV*	65.15%	24.01%	to	80.00%
WA FICO	736	632	to	812
WA DTI%	6.22%	0.35%	to	28.72%
Secured by (% of pool)
1st Liens	100.00%
Prepayment Penalty at Loan Origination (% of all loans)	100.00%
Prepay Moves Exempted
Soft	0.00%
Hard	100.00%
No Prepay	0.00%
% Interest Only	17.69%
WA Interest Only Term (months)	55
% Silent Seconds	0.00%
% Loans LTV* Greater than 80.00%	0.00%
% Loans LTV* Greater than 80.00% that have MI	0.00%

Top 5 States (%)		Top 5 Prop Types (%)		Top 5 Doc Types (%)		Purpose Codes (%)		Occ Codes (%)		Orig PP Term (%)
CA	59.46	MultiFam	87.11	-Full	96.03	REFI/CO	59.55	NOO	99.85	60	50.31
WA	5.84	C-RETAIL	5.08	Stated	3.42	PUR	35.53	OO	0.15	120	37.24
OR	4.67	C-OFFICE	2.93	SISA	0.54	REFI/RT	4.92			84	7.93
AZ	4.08	C-SELF_STG	2.64							36	4.52
TX	3.97	C-MBLE_HM	1.22							None	0.00
*Combined loan-to-value ratios with respect to the statistical mortgaged loans secured by second liens.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 2 Mortgage Loans

Summary of Loans in Sample Calculation Pool
(As of Sample Calculation Date)

			Range
Total Number of Loans	195
Total Outstanding Balance	$ 234,949,001.15	$260,969.69	to	$6,186,598.42
Average Loan Balance	$ 1,204,866.67
WA Mortgage Rate	6.434%	5.925%	to	8.500%
WA Mortgage Rate Net LPMI	6.434%	5.925%	to	8.500%
Net WAC	6.154%	5.645%	to	8.220%
% of Fixed Rate Mortgage Loans	1.16%
% of ARM Loans	98.84%
ARM Characteristics
WA Gross Margin	2.621%	2.350%	to	3.750%
WA Months to First Roll	81	33	to	121
WA Initial Rate Cap	3.000%	3.000%	to	3.000%
WA Subsequent Rate Cap	1.045%	1.000%	to	3.000%
WA Lifetime Cap	12.431%	11.925%	to	14.500%
WA Lifetime Floor	6.417%	2.500%	to	8.500%
WA Original Term (months)	336	120	to	360
WA Remaining Term (months)	334	117	to	360
WA Age (months)	2	0	to	4
WA LTV	65.15%	24.01%	to	80.00%
WA FICO	736	632	to	812
Secured by (% of pool)
1st Liens	100.00%
Prepayment Penalty at Loan Origination (% of all loans)	100.00%
Prepay Moves Exempted
Soft	0.00%
Hard	100.00%
No Prepay	0.00%
% Interest Only	17.71%
WA Interest Only Term (months)	55
% Silent Seconds	0.00%
% Loans LTV Greater than 80.00%	0.00%
% Loans LTV Greater than 80.00% that have MI	0.00%

Top 5 States (%)		Top 5 Prop Types (%)		Top 5 Doc Types (%)		Purpose Codes (%)		Occ Codes (%)		Orig PP Term (%)
CA	59.47	MultiFam	87.13	-Full	96.03100.00	REFI/CO	59.56	NOO	99.85	60	50.34
WA	5.84	C-RETAIL	5.07	Stated	3.42	PUR	35.52	OO	0.15	120	37.21
OR	4.66	C-OFFICE	2.93	SISA	0.54	REFI/RT	4.92			84	7.94
AZ	4.08	C-SELF_STG	2.63							36	4.52
TX	3.96	C-MBLE_HM	1.22							None	0.00

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 2 Mortgage Loans

Description
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
10/6 LIBOR	35,645,288.53	34	15.17	1,048,390.84	6.389	358	746	66.85
10/6 LIBOR 10YR BALLOON	2,130,189.79	3	0.91	710,063.26	6.575	358	740	62.68
10/6 LIBOR 15YR BALLOON	25,517,894.64	13	10.86	1,962,914.97	6.450	178	742	61.58
10/6 LIBOR IO	1,587,000.00	1	0.68	1,587,000.00	6.475	357	719	56.68
10/6 MTA	16,621,548.60	21	7.07	791,502.31	6.423	358	754	54.02
10/6 MTA 10YR BALLOON	4,694,943.78	2	2.00	2,347,471.89	6.624	357	741	63.40
25/10 FIXED BALLOON	924,396.12	1	0.39	924,396.12	6.625	118	766	63.93
3/6 LIBOR	6,059,689.42	11	2.58	550,880.86	7.393	358	719	70.01
3/6 LIBOR 10YR BALLOON	2,098,343.36	2	0.89	1,049,171.68	6.467	358	778	71.60
3/6 LIBOR IO	500,000.00	1	0.21	500,000.00	6.450	357	765	55.56
30/10 FIXED BALLOON	1,804,609.87	2	0.77	902,304.94	6.826	117	741	66.55
5/6 LIBOR	29,406,763.24	27	12.52	1,089,139.38	6.708	358	729	71.34
5/6 LIBOR 10YR BALLOON	21,103,867.08	11	8.98	1,918,533.37	6.262	358	734	66.42
5/6 LIBOR 15YR BALLOON	1,994,657.99	1	0.85	1,994,657.99	6.600	177	710	52.63
5/6 LIBOR IO	30,355,500.00	18	12.92	1,686,416.67	6.382	358	746	62.67
5/6 MTA	26,593,449.96	21	11.32	1,266,354.76	6.124	358	717	66.17
5/6 MTA 10YR BALLOON	7,421,327.48	5	3.16	1,484,265.50	6.347	359	719	73.44
5/6 MTA IO	1,840,000.00	2	0.78	920,000.00	6.175	359	725	56.02
7/6 LIBOR	6,348,587.04	8	2.70	793,573.38	6.711	358	750	71.40
7/6 LIBOR 10YR BALLOON	1,410,757.34	2	0.60	705,378.67	6.638	359	742	61.70
7/6 MTA	3,061,829.61	3	1.30	1,020,609.87	6.218	359	722	68.67
7/6 MTA 10YR BALLOON	499,217.58	1	0.21	499,217.58	6.350	358	808	67.57
7/6 MTA IO	7,329,139.72	5	3.12	1,465,827.94	6.205	357	682	61.74
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 2 Mortgage Loans

Range of Current Balance
Description ($)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
250,000.01 - 300,000.00	540,295.05	2	0.23	270,147.53	7.125	357	688	80.00
300,000.01 - 350,000.00	1,027,182.81	3	0.44	342,394.27	7.426	358	725	56.43
350,000.01 - 400,000.00	768,727.07	2	0.33	384,363.54	7.700	358	741	63.70
400,000.01 - 450,000.00	2,638,783.90	6	1.12	439,797.32	7.445	358	720	64.61
450,000.01 - 500,000.00	5,359,927.76	11	2.28	487,266.16	6.634	358	749	63.31
500,000.01 - 550,000.00	5,253,707.94	10	2.24	525,370.79	6.752	358	728	58.83
550,000.01 - 600,000.00	7,639,473.97	13	3.25	587,651.84	6.412	358	732	59.58
600,000.01 - 650,000.00	4,976,598.55	8	2.12	622,074.82	6.659	335	725	67.28
650,000.01 - 700,000.00	8,179,869.87	12	3.48	681,655.82	6.476	344	741	63.42
700,000.01 - 750,000.00	10,072,531.70	14	4.29	719,466.55	6.517	341	754	64.98
750,000.01 - 800,000.00	7,809,797.70	10	3.32	780,979.77	6.543	340	749	64.46
800,000.01 - 850,000.00	4,142,786.27	5	1.76	828,557.25	6.318	358	742	59.10
850,000.01 - 900,000.00	8,755,399.30	10	3.73	875,539.93	6.382	340	726	65.65
900,000.01 - 950,000.00	8,376,944.50	9	3.57	930,771.61	6.644	332	748	67.18
950,000.01 - 1,000,000.00	8,813,155.16	9	3.75	979,239.46	6.287	358	736	63.72
1,000,000.01 - 1,050,000.00	4,080,902.73	4	1.74	1,020,225.68	6.356	358	705	65.23
1,050,000.01 - 1,150,000.00	5,507,808.05	5	2.34	1,101,561.61	6.419	273	744	63.00
1,150,000.01 - 1,200,000.00	3,488,345.03	3	1.48	1,162,781.68	6.342	358	762	71.44
1,200,000.01 - 1,300,000.00	6,288,781.58	5	2.68	1,257,756.32	6.469	358	738	67.54
1,300,000.01 - 1,400,000.00	1,396,314.85	1	0.59	1,396,314.85	6.675	357	797	48.28
1,400,000.01 - 1,450,000.00	1,430,557.63	1	0.61	1,430,557.63	6.475	358	778	72.00
1,450,000.01 - 1,750,000.00	17,795,802.94	11	7.57	1,617,800.27	6.473	326	725	62.22
1,750,000.01 - 1,800,000.00	3,552,868.08	2	1.51	1,776,434.04	6.400	358	776	58.83
1,800,000.01 +	107,052,438.71	39	45.56	2,744,934.33	6.334	324	732	66.82
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 2 Mortgage Loans

Range of Original Balance
Description ($)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
250,000.01 - 300,000.00	540,295.05	2	0.23	270,147.53	7.125	357	688	80.00
300,000.01 - 350,000.00	1,027,182.81	3	0.44	342,394.27	7.426	358	725	56.43
350,000.01 - 400,000.00	768,727.07	2	0.33	384,363.54	7.700	358	741	63.70
400,000.01 - 450,000.00	2,638,783.90	6	1.12	439,797.32	7.445	358	720	64.61
450,000.01 - 500,000.00	5,884,927.76	12	2.50	490,410.65	6.600	358	746	62.94
500,000.01 - 550,000.00	4,728,707.94	9	2.01	525,411.99	6.807	358	730	58.79
550,000.01 - 600,000.00	7,639,473.97	13	3.25	587,651.84	6.412	358	732	59.58
600,000.01 - 650,000.00	4,976,598.55	8	2.12	622,074.82	6.659	335	725	67.28
650,000.01 - 700,000.00	7,479,869.87	11	3.18	679,988.17	6.476	342	736	63.74
700,000.01 - 750,000.00	10,772,531.70	15	4.59	718,168.78	6.514	342	757	64.66
750,000.01 - 800,000.00	7,809,797.70	10	3.32	780,979.77	6.543	340	749	64.46
800,000.01 - 850,000.00	4,142,786.27	5	1.76	828,557.25	6.318	358	742	59.10
850,000.01 - 900,000.00	8,755,399.30	10	3.73	875,539.93	6.382	340	726	65.65
900,000.01 - 950,000.00	8,376,944.50	9	3.57	930,771.61	6.644	332	748	67.18
950,000.01 - 1,000,000.00	7,814,096.13	8	3.33	976,762.02	6.334	358	738	62.28
1,000,000.01 - 1,050,000.00	5,079,961.76	5	2.16	1,015,992.35	6.272	358	707	67.15
1,050,000.01 - 1,150,000.00	5,507,808.05	5	2.34	1,101,561.61	6.419	273	744	63.00
1,150,000.01 - 1,200,000.00	3,488,345.03	3	1.48	1,162,781.68	6.342	358	762	71.44
1,200,000.01 - 1,300,000.00	6,288,781.58	5	2.68	1,257,756.32	6.469	358	738	67.54
1,300,000.01 - 1,400,000.00	1,396,314.85	1	0.59	1,396,314.85	6.675	357	797	48.28
1,400,000.01 - 1,450,000.00	1,430,557.63	1	0.61	1,430,557.63	6.475	358	778	72.00
1,450,000.01 - 1,750,000.00	17,795,802.94	11	7.57	1,617,800.27	6.473	326	725	62.22
1,750,000.01 - 1,800,000.00	3,552,868.08	2	1.51	1,776,434.04	6.400	358	776	58.83
1,800,000.01 +	107,052,438.71	39	45.56	2,744,934.33	6.334	324	732	66.82
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 2 Mortgage Loans

Geographic Distribution
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
California	139,718,469.97	119	59.47	1,174,104.79	6.347	346	734	62.18
Washington	13,713,801.05	7	5.84	1,959,114.44	6.223	239	751	63.54
Oregon	10,959,676.19	10	4.66	1,095,967.62	6.462	347	754	68.61
Arizona	9,595,785.73	4	4.08	2,398,946.43	6.441	357	752	60.64
Texas	9,312,142.05	8	3.96	1,164,017.76	6.622	329	744	70.72
Ohio	8,286,671.31	8	3.53	1,035,833.91	6.443	358	745	75.55
Minnesota	5,133,031.57	4	2.18	1,283,257.89	6.500	357	738	77.71
Kentucky	4,979,418.14	3	2.12	1,659,806.05	6.784	282	738	74.59
New Mexico	4,583,182.63	2	1.95	2,291,591.32	6.500	178	671	73.14
Florida	4,311,998.88	1	1.84	4,311,998.88	6.950	358	710	80.00
Other*	24,354,823.63	29	10.37	839,821.50	6.776	327	733	68.91
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15
*All states with loan concentration less than 1.84% of the total balance were placed in the other category.

Aggregate Group 2 Mortgage Loans

Loan-to-Value Ratios
Description (%)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
20.01 - 25.00	513,969.81	1	0.22	513,969.81	6.475	358	800	24.01
25.01 - 30.00	1,377,295.00	2	0.59	688,647.50	6.604	256	736	28.74
30.01 - 35.00	668,665.19	1	0.28	668,665.19	6.500	178	785	34.81
35.01 - 40.00	1,762,851.17	3	0.75	587,617.06	6.625	358	768	37.39
40.01 - 45.00	7,964,484.63	6	3.39	1,327,414.11	6.577	255	759	43.74
45.01 - 50.00	7,670,216.54	7	3.26	1,095,745.22	6.405	358	769	48.10
50.01 - 55.00	19,813,746.81	20	8.43	990,687.34	6.516	325	727	53.25
55.01 - 60.00	25,076,334.18	23	10.67	1,090,275.40	6.268	358	747	57.37
60.01 - 65.00	38,235,872.65	30	16.27	1,274,529.09	6.417	326	732	63.12
65.01 - 70.00	50,896,772.22	39	21.66	1,305,045.44	6.399	332	741	68.01
70.01 - 75.00	60,775,272.66	45	25.87	1,350,561.61	6.423	336	721	73.50
75.01 - 80.00	20,193,520.29	18	8.59	1,121,862.24	6.641	358	738	79.84
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 2 Mortgage Loans

Current Mortgage Rate
Description (%)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
5.500 - 5.999	11,546,757.47	7	4.91	1,649,536.78	5.925	358	693	69.53
6.000 - 6.499	132,120,527.45	104	56.23	1,270,389.69	6.255	347	742	64.55
6.500 - 6.999	81,286,502.91	64	34.60	1,270,101.61	6.670	307	732	64.92
7.000 - 7.499	6,561,641.61	13	2.79	504,741.66	7.194	358	731	70.79
7.500 - 7.999	2,151,810.54	4	0.92	537,952.64	7.826	358	729	66.84
8.000 - 8.499	842,734.96	2	0.36	421,367.48	8.286	358	715	67.01
8.500 - 8.999	439,026.21	1	0.19	439,026.21	8.500	359	632	75.00
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

Aggregate Group 2 Mortgage Loans

Property Type
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
Commercial - Industrial	2,384,509.36	2	1.01	1,192,254.68	6.682	179	732	44.11
Commercial - Mobile Home	2,873,579.18	2	1.22	1,436,789.59	6.673	178	726	58.41
Commercial - Office	6,873,862.73	5	2.93	1,374,772.55	6.540	172	774	56.15
Commercial - Retail	11,923,008.93	7	5.07	1,703,286.99	6.627	168	710	65.01
Commercial - Self Storage	6,186,598.42	1	2.63	6,186,598.42	6.000	178	771	68.13
Multi-Family	204,707,442.53	178	87.13	1,150,041.81	6.426	358	735	65.71
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

Aggregate Group 2 Mortgage Loans

Purpose
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
Cash Out Refinance	139,938,557.80	106	59.56	1,320,175.07	6.347	337	734	61.83
Purchase	83,444,912.46	81	35.52	1,030,184.10	6.603	340	737	70.60
Rate/Term Refinance	11,565,530.89	8	4.92	1,445,691.36	6.274	251	746	65.94
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 2 Mortgage Loans

Occupancy
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
Investor	234,604,764.92	194	99.85	1,209,302.91	6.433	334	736	65.19
Owner Occupied	344,236.23	1	0.15	344,236.23	7.550	357	766	36.32
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

Aggregate Group 2 Mortgage Loans

Range of Months Remaining to Scheduled Maturity
Description (months)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
0 - 120	2,729,005.99	3	1.16	909,668.66	6.758	118	750	65.67
121 - 180	27,512,552.63	14	11.71	1,965,182.33	6.461	178	739	60.93
241 - 360	204,707,442.53	178	87.13	1,150,041.81	6.426	358	735	65.71
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

Aggregate Group 2 Mortgage Loans

Collateral Grouped by Document Type
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
Full	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 2 Mortgage Loans

Collateral Grouped by FICO
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
621 - 640	1,105,233.65	2	0.47	552,616.83	7.400	358	634	75.00
641 - 660	7,123,126.77	2	3.03	3,561,563.39	6.397	271	656	68.92
661 - 680	15,833,825.12	13	6.74	1,217,986.55	6.472	358	671	62.10
681 - 700	24,059,412.53	22	10.24	1,093,609.66	6.175	358	689	66.88
701 - 720	41,566,948.27	32	17.69	1,298,967.13	6.516	328	711	69.16
721 - 740	34,683,951.89	30	14.76	1,156,131.73	6.537	339	732	66.27
741 - 760	35,757,838.60	29	15.22	1,233,028.92	6.501	339	754	67.98
761 - 780	49,752,483.36	42	21.18	1,184,582.94	6.363	318	772	59.55
781 - 800	15,940,694.07	17	6.78	937,687.89	6.462	351	791	64.36
801 +	9,125,486.89	6	3.88	1,520,914.48	6.285	319	805	59.95
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

Aggregate Group 2 Mortgage Loans

Collateral Grouped by Prepayment Penalty Terms
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
3 Year	10,616,421.98	15	4.52	707,761.47	6.941	358	739	67.27
5 Year	118,262,545.78	86	50.34	1,375,145.88	6.391	354	731	66.97
7 Year	18,649,531.29	19	7.94	981,554.28	6.416	358	720	66.32
10 Year	87,420,502.10	75	37.21	1,165,606.69	6.436	300	745	62.18
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

Aggregate Group 2 Mortgage Loans

Range of Months to First Roll
Description (months)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
FIXED	2,729,005.99	3	1.16	909,668.66	6.758	118	750	65.67
32.00 - 49.99	8,658,032.78	14	3.69	618,430.91	7.114	358	736	69.56
56.00 - 79.99	118,715,565.75	85	50.53	1,396,653.71	6.382	355	731	66.67
80.00 +	104,846,396.63	93	44.63	1,127,380.61	6.430	314	741	63.05
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 2 Mortgage Loans
Range of Gross Margin
Description (%)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
FIXED	2,729,005.99	3	1.16	909,668.66	6.758	118	750	65.67
2.250 - 2.499	66,880,162.44	54	28.47	1,238,521.53	6.207	358	727	63.41
2.500 - 2.749	91,723,597.55	74	39.04	1,239,508.08	6.499	352	740	66.39
2.750 - 2.999	40,172,648.73	35	17.10	1,147,789.96	6.409	346	740	66.47
3.000 - 3.249	31,883,618.85	25	13.57	1,275,344.75	6.650	234	735	63.52
3.250 - 3.499	344,236.23	1	0.15	344,236.23	7.550	357	766	36.32
3.500 - 3.749	772,400.51	2	0.33	386,200.26	8.230	359	651	75.00
3.750 - 3.999	443,330.85	1	0.19	443,330.85	8.250	358	689	68.31
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 2 Mortgage Loans

Range of Lifetime Caps
Description (%)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
FIXED	2,729,005.99	3	1.16	909,668.66	6.758	118	750	65.67
11.500 - 11.999	11,546,757.47	7	4.91	1,649,536.78	5.925	358	693	69.53
12.000 - 12.499	132,120,527.45	104	56.23	1,270,389.69	6.255	347	742	64.55
12.500 - 12.999	78,557,496.92	61	33.44	1,287,827.82	6.667	313	731	64.90
13.000 - 13.499	6,561,641.61	13	2.79	504,741.66	7.194	358	731	70.79
13.500 - 13.999	2,151,810.54	4	0.92	537,952.64	7.826	358	729	66.84
14.000 - 14.499	842,734.96	2	0.36	421,367.48	8.286	358	715	67.01
14.500 - 14.999	439,026.21	1	0.19	439,026.21	8.500	359	632	75.00
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 2 Mortgage Loans

Next Interest Adjustment Date
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
FIXED	2,729,005.99	3	1.16	909,668.66	6.758	118	750	65.67
December 2009	3,001,428.16	5	1.28	600,285.63	7.358	357	753	67.19
January 2010	3,256,142.74	4	1.39	814,035.69	6.587	358	747	69.81
February 2010	2,400,461.88	5	1.02	480,092.38	7.524	359	700	72.18
November 2011	772,578.45	1	0.33	772,578.45	6.325	356	733	71.28
December 2011	32,172,813.99	19	13.69	1,693,306.00	6.519	346	749	67.63
January 2012	57,002,020.13	37	24.26	1,540,595.14	6.331	358	720	66.40
February 2012	24,182,653.18	23	10.29	1,051,419.70	6.303	359	733	66.72
March 2012	4,585,500.00	5	1.95	917,100.00	6.465	360	719	62.27
December 2013	8,985,392.47	8	3.82	1,123,174.06	6.297	357	691	63.67
January 2014	7,152,358.48	9	3.04	794,706.50	6.600	358	755	68.88
February 2014	914,280.34	1	0.39	914,280.34	6.700	359	763	57.19
March 2014	1,597,500.00	1	0.68	1,597,500.00	6.100	360	700	75.00
November 2016	586,603.06	1	0.25	586,603.06	6.375	356	711	80.00
December 2016	28,817,451.15	23	12.27	1,252,932.66	6.499	332	742	65.74
January 2017	37,230,794.16	30	15.85	1,241,026.47	6.370	289	747	60.45
February 2017	16,882,016.97	18	7.19	937,889.83	6.459	304	743	60.09
March 2017	1,980,000.00	1	0.84	1,980,000.00	6.425	180	779	63.09
April 2017	700,000.00	1	0.30	700,000.00	6.475	360	795	60.00
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 2 Mortgage Loans

Initial Fixed Period
Description (months)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
FIXED	2,729,005.99	3	1.16	909,668.66	6.758	118	750	65.67
36	8,658,032.78	14	3.69	618,430.91	7.114	358	736	69.56
60	118,715,565.75	85	50.53	1,396,653.71	6.382	355	731	66.67
84	18,649,531.29	19	7.94	981,554.28	6.416	358	720	66.32
120	86,196,865.34	74	36.69	1,164,822.50	6.432	305	745	62.34
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

Aggregate Group 2 Mortgage Loans

Initial Rate Cap
Description (%)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
FIXED	2,729,005.99	3	1.16	909,668.66	6.758	118	750	65.67
3.000	232,219,995.16	192	98.84	1,209,479.14	6.431	337	735	65.14
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

Aggregate Group 2 Mortgage Loans

Subsequent Rate Cap
Description (%)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
FIXED	2,729,005.99	3	1.16	909,668.66	6.758	118	750	65.67
1.000	226,947,721.69	187	96.59	1,213,624.18	6.429	337	735	65.02
3.000	5,272,273.47	5	2.24	1,054,454.69	6.495	320	736	70.52
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 2 Mortgage Loans

Collateral Grouped by Occupancy Rates
Description (%)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
80.00 - 89.99	6,549,306.34	7	2.79	935,615.19	6.504	253	728	66.49
90.00 - 99.99	111,375,722.69	68	47.40	1,637,878.27	6.414	337	736	67.88
100.00 +	117,023,972.12	120	49.81	975,199.77	6.450	336	735	62.47
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

Aggregate Group 2 Mortgage Loans

Collateral Grouped by Year Built
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
1954 and Earlier	33,572,961.32	38	14.29	883,498.98	6.479	343	737	62.14
1955-1959	18,415,470.91	18	7.84	1,023,081.72	6.456	358	731	69.35
1960-1964	48,457,400.23	38	20.62	1,275,194.74	6.338	358	730	65.75
1965-1969	12,611,788.89	13	5.37	970,137.61	6.541	357	723	69.43
1970-1974	29,673,508.53	19	12.63	1,561,763.61	6.521	337	732	71.53
1975-1979	20,621,371.35	15	8.78	1,374,758.09	6.472	318	738	61.07
1980-1984	13,248,766.46	14	5.64	946,340.46	6.634	273	725	64.88
1985-1989	34,572,852.40	21	14.72	1,646,326.30	6.295	315	742	62.25
1990-1994	13,816,320.20	9	5.88	1,535,146.69	6.346	333	755	61.57
1995-1999	4,696,523.17	4	2.00	1,174,130.79	6.376	332	749	62.21
2000-2004	1,097,215.71	1	0.47	1,097,215.71	6.875	117	743	61.11
2005-2009	4,164,821.98	5	1.77	832,964.40	6.744	282	752	66.67
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

Aggregate Group 2 Mortgage Loans

Collateral Grouped by Renovated
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
Yes	185,320,547.49	137	78.88	1,352,704.73	6.384	336	736	65.38
No	49,628,453.66	58	21.12	855,662.99	6.624	326	735	64.27
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-2
Computational Materials: Preliminary Structural Term Sheet

Aggregate Group 2 Mortgage Loans

Collateral Grouped by Debt Service Coverage Ratios
Description (%)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
1.13 and Less	37,310,059.19	26	15.88	1,435,002.28	6.629	357	728	67.96
1.14 - 1.19	64,691,285.07	57	27.53	1,134,934.83	6.347	358	726	67.07
1.20 - 1.21	38,287,327.70	32	16.30	1,196,478.99	6.467	354	748	64.47
1.22 - 1.24	27,872,464.20	24	11.86	1,161,352.68	6.411	345	746	68.51
1.25 - 1.29	30,085,265.85	25	12.81	1,203,410.63	6.408	289	718	66.23
1.30 - 1.49	31,329,515.78	23	13.33	1,362,152.86	6.403	270	753	59.43
1.50 - 2.08	4,859,113.55	7	2.07	694,159.08	6.347	305	753	38.43
2.09 and Greater	513,969.81	1	0.22	513,969.81	6.475	358	800	24.01
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

Aggregate Group 2 Mortgage Loans

Collateral Grouped by Number of Units
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term (mos)	WA FICO	Orig. LTV (%)
0 - 4	6,452,031.16	5	2.75	1,290,406.23	6.584	169	743	60.93
5 - 9	38,560,898.72	58	16.41	664,843.08	6.529	341	735	60.67
10 - 14	28,232,735.58	33	12.02	855,537.44	6.470	314	733	62.01
15 - 24	51,315,446.33	46	21.84	1,115,553.18	6.447	341	732	65.11
25 - 49	74,250,940.40	41	31.60	1,810,998.55	6.356	351	735	66.62
50 +	36,136,948.96	12	15.38	3,011,412.41	6.422	327	743	70.18
TOTAL	234,949,001.15	195	100.00	1,204,866.67	6.434	334	736	65.15

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.